                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           HERSHEY FOODS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          --Enter Company Name Here--
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

[LOGO OF HERSHEY FOODS CORPORATION APPEARS HERE]

 Notice of 1998 Annual Meeting

 Proxy Statement

 Consolidated Financial Statements and Management's Discussion and Analysis


                                    March 16, 1998

To Our Stockholders:

  It is my pleasure to invite you to attend the 1998 Annual Meeting of Stockholders of Hershey Foods Corporation, to be held at 2:00 p.m. on April 28, 1998. The meeting will be held at the Hershey Theatre, located one-half block east of Cocoa Avenue on East Caracas Avenue, Hershey, Pennsylvania. The doors to the Theatre will open at 1:00 p.m.

  We also invite you to visit HERSHEY'S CHOCOLATE WORLD Visitors Center from 9:00 a.m. to 6:00 p.m. on the day of the Annual Meeting. CHOCOLATE WORLD is celebrating its 25th anniversary with an exciting new tour ride presentation. We will be offering stockholders a special 25% discount on confectionery products and Hershey's gift and souvenir items. In addition, product samples for stockholders will be distributed and refreshments will be available at CHOCOLATE WORLD. You will need to show the coupon provided with your proxy card to receive your discount and free product sample. A map showing directions to CHOCOLATE WORLD is included on the back page of this Proxy Statement.

  Business scheduled to be considered at the meeting includes the election of ten directors and the approval of the appointment of Arthur Andersen LLP as independent public accountants for the Corporation for 1998. Additional information concerning these matters is included in the Notice of Annual Meeting and Proxy Statement. Members of management will also review with you the Corporation's operations during the past year and will be available to respond to questions during the meeting.

  If you plan to attend the meeting, please bring the admission ticket located on the bottom half of your proxy card with you to the meeting. If your shares are currently held in the name of your broker, bank or other nominee and you wish to attend the meeting, you should obtain a letter from your broker, bank or other nominee indicating that you are the beneficial owner of a stated number of shares of stock as of the record date, March 2, 1998. You will need to show the letter from your broker, bank or nominee at CHOCOLATE WORLD to receive the discount and product sample.

  To assure proper representation of your shares at the meeting, please carefully mark the enclosed proxy card; then sign, date and return it at your earliest convenience.

  I look forward to seeing you at the meeting.

                                   Sincerely yours,

                                   /s/ Kenneth L. Wolfe

                                     Kenneth L. Wolfe
                                   Chairman of the Board and
                                     Chief Executive
                                         Officer

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
NOTICE OF ANNUAL MEETING..................................................   1
PROXY STATEMENT...........................................................   2
  Solicitation and Voting of Proxies......................................   2
  Voting Securities.......................................................   2
  Description of the Milton Hershey School Trust and Hershey Trust
   Company................................................................   5
  Election of Directors...................................................   6
  The Board of Directors and its Committees...............................   9
  Compensation of Directors...............................................  11
  Executive Compensation..................................................  12
  Section 16(a) Beneficial Ownership Reporting Compliance.................  21
  Certain Transactions and Relationships..................................  22
  Appointment of Auditors.................................................  22
  Other Business..........................................................  22
  Stockholder Proposals and Nominations...................................  22
  Summary Annual Report and Form 10-K.....................................  23
CONSOLIDATED FINANCIAL STATEMENTS AND MANAGEMENT'S
 DISCUSSION AND ANALYSIS.................................................. A- 1
  Management's Discussion and Analysis.................................... A- 1
  Consolidated Financial Statements....................................... A-12
  Notes to Consolidated Financial Statements.............................. A-16
  Responsibility for Financial Statements................................. A-32
  Report of Independent Public Accountants................................ A-33
  Eleven-Year Consolidated Financial Summary.............................. A-34

[LOGO OF HERSHEY FOODS CORPORATION APPEARS HERE]


                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                      ON

                                APRIL 28, 1998

                               ----------------

  The Annual Meeting of Stockholders of HERSHEY FOODS CORPORATION will be held at 2:00 p.m. on April 28, 1998 at the Hershey Theatre, East Caracas Avenue, Hershey, Pennsylvania 17033 for the following purposes:

  (1) To elect ten directors;

  (2) To approve the appointment of Arthur Andersen LLP as the Corporation's independent public accountants for 1998; and

  (3) To transact such other business as may properly be brought before the meeting and any and all adjournments thereof.

  In accordance with the By-Laws and action of the Board of Directors, stockholders of record at the close of business on March 2, 1998 will be entitled to notice of, and to vote at, the meeting and any and all adjournments thereof.

                                           By order of the Board of Directors,

                                             Robert M. Reese Vice President,
                                              General Counsel and Secretary
March 16, 1998

  KINDLY MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                       ---------------------------------

                                PROXY STATEMENT
                       ---------------------------------

                      SOLICITATION AND VOTING OF PROXIES

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of HERSHEY FOODS CORPORATION, a Delaware corporation (the "Corporation" or "Hershey Foods"), for use at the Annual Meeting of Stockholders which will be held at 2:00 p.m., Tuesday, April 28, 1998 at the Hershey Theatre, East Caracas Avenue, Hershey, Pennsylvania 17033, and at any and all adjournments of that meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy card are being sent to stockholders on or about March 16, 1998. The Corporation's principal executive offices are located at 100 Crystal A Drive, Hershey, Pennsylvania 17033.

  Shares represented by properly executed proxy cards received by the Corporation at or prior to the meeting will be voted according to the instructions indicated on the proxy card. Unless contrary instructions are given, the persons named on the proxy card intend to vote the shares so represented FOR the election of the nominees for director named in this Proxy Statement and FOR approval of the appointment of Arthur Andersen LLP as the Corporation's independent public accountants for 1998. As to any other business which may properly come before the meeting, the persons named on the proxy card will vote according to their best judgment.

  A proxy may be revoked at any time before it is voted at the meeting by filing with the Secretary of the Corporation an instrument revoking it, by a duly executed proxy bearing a later date, or by voting by ballot at the meeting. Shares held for each participant in the Corporation's Automatic Dividend Reinvestment Service Plan or the Corporation's Employee Savings Stock Investment and Ownership Plan ("ESSIOP") will be voted by the plan trustee as directed by the participant's proxy card. If an Automatic Dividend Reinvestment Service Plan participant does not return a card, the participant's shares in the plan will not be voted. If an ESSIOP participant does not return a card, that participant's shares will be voted by the plan trustee in proportion to the final aggregate vote of the plan participants actually voting on the matter.

  The cost of preparing, assembling and mailing this proxy soliciting material and Notice of Annual Meeting of Stockholders will be paid by the Corporation. The Corporation has retained ChaseMellon Shareholder Services to assist in soliciting proxies for a fee of $4,750 plus reimbursement of reasonable out-of-pocket expenses. Additional solicitation by mail, telephone, telecopier or by personal solicitation may be done by directors, officers and regular employees of the Corporation, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Corporation's stock as of the record date will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Corporation for their reasonable expenses.

                               VOTING SECURITIES

  The Corporation has shares of two classes of stock outstanding, Common Stock ("Common Stock") and Class B Common Stock ("Class B Stock"), each with one dollar par value. At the close of business on March 2, 1998, the record date for the Annual Meeting, there were outstanding 112,637,318 shares of the Common Stock, and 30,453,908 shares of the Class B Stock, all of which are entitled to vote. Holders of record of the Corporation's Common Stock on March 2, 1998 will be entitled to cast one vote for each share held, and holders of record of the Class B Stock on March 2, 1998 will be entitled to cast ten votes for each share held. The Common Stock is entitled to cash dividends 10% higher than those declared on the Class B Stock.

  According to the Corporation's By-Laws, the presence in person or by proxy of the holders of a majority of the votes entitled to be cast of the outstanding Common Stock and Class B Stock, respectively, shall constitute quorums for matters to be voted on separately by the Common Stock as a class and the Class B Stock as a class. The presence in person or by proxy of the holders of a majority of the votes entitled to be cast by the combined outstanding shares of the Common Stock and the Class B Stock shall constitute a quorum for matters to be voted on without regard to class.

  The vote required for approval of any matter which may be the subject of a vote of the stockholders is provided for in the Corporation's Restated Certificate of Incorporation, as amended (the "Certificate"), and By-Laws. The specific vote requirements for the proposals being submitted to a stockholder vote at this year's Annual Meeting are set forth under the description of each proposal in this Proxy Statement.

  Abstentions and broker non-votes are counted for the purpose of determining whether a quorum is present at the Annual Meeting. For the purpose of determining whether a proposal (except for the election of directors) has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (broker non-votes), those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

  As of March 2, 1998, stockholders noted in the following table owned the indicated number of shares of the Corporation's Common Stock (including Common Stock equivalent shares) and Class B Stock. Unless otherwise indicated in a footnote, the individuals listed below have voting and disposition power over the shares indicated. The voting and disposition power over the shares held by the Milton Hershey School and School Trust and the Hershey Trust Company are as indicated in the section entitled "Description of the Milton Hershey School Trust and Hershey Trust Company".

                                                          AMOUNT AND NATURE OF          PERCENT
    NAME OR GROUP(1)              CLASS OF STOCK          BENEFICIAL OWNERSHIP          OF CLASS
------------------------       -------------------      ------------------------        --------
Milton Hershey School and
School Trust
Founders Hall                  Common Stock                 13,856,450 shares             12.3%
Hershey, PA 17033
                               Class B
Hershey Trust Company          Common Stock                 30,306,006 shares             99.5%
100 Mansion Road East
Hershey, PA 17033

Hershey Trust Company          Common Stock                    769,945 shares               *

W. H. Alexander, Director      Common Stock                      4,204 shares/(2)/(4)/      *

R. H. Campbell, Director       Common Stock                      3,492 shares/(2)/          *

C. M. Evarts, Director         Common Stock                      1,093 shares/(2)/          *

B. Guiton Hill, Director       Common Stock                      2,513 shares/(2)/(5)/      *

J. C. Jamison, Director        Common Stock                     15,088 shares/(2)/          *

M. J. McDonald, Director       Common Stock                      1,221 shares/(2)/          *

J. M. Pietruski, Director      Common Stock                      9,056 shares/(2)/          *

V. A. Sarni, Director          Common Stock                      6,458 shares/(2)/          *

K. L. Wolfe, Director,         Common Stock                    143,190 shares/(3)/          *
Chairman of the Board
and Chief Executive Officer

J. P. Viviano, Director,       Common Stock                    125,567 shares/(3)/          *
President and Chief
Operating Officer

M. F. Pasquale                 Common Stock                     66,829 shares/(3)/          *
President, Hershey Chocolate
North America

W. F. Christ                   Common Stock                     49,971 shares/(3)/          *
Senior Vice President,
Chief Financial Officer and
Treasurer

C. M. Skinner**                Common Stock                     32,122 shares/(3)/          *
Vice Chair, Hershey Pasta
and Grocery Group

All current Directors,         Common Stock                    584,384 shares/(2)/(3)/      *
Nominees for Director and
Executive Officers as a Group
(19 persons)

--------
 * Less than 1%
** Mr. Skinner retired from the Corporation on January 1, 1998.

  /(1)/ None of the current directors, director nominees or officers of the Corporation owns more than 1% of the outstanding shares of the Common Stock. No current director, director nominee or officer of the Corporation owns beneficially any shares of Class B Stock. Beneficial ownership includes shares held individually and jointly, as well as by spouses and other family members. Such ownership also includes shares credited to the accounts of officers who are participants in ESSIOP. All participants are given the opportunity to vote shares held for their accounts in this plan.

  /(2)/ As of March 2, 1998, the following amount of Common Stock equivalent shares under the Directors' Compensation Plan were credited to the following non-employee directors named in the above table: W. H. Alexander, 1,568 shares; R. H. Campbell, 2,451 shares; C. M. Evarts, 423 shares; B. Guiton Hill, 1,331 shares; J. C. Jamison, 4,288 shares; M. J. McDonald, 821 shares;
J. M. Pietruski, 4,256 shares; and V. A. Sarni, 2,380 shares. The shares are fully vested and may be paid out in Common Stock shares upon the expiration of the deferral period. The preceding beneficial ownership table INCLUDES these Common Stock equivalent shares.

  /(3)/ Certain officers of the Corporation are participants in the Long-Term Incentive Program of the Corporation's Key Employee Incentive Plan, as amended. These individuals are eligible to receive incentive awards payable, in whole or in part, in the Corporation's Common Stock, stock options or, in certain circumstances, cash. They are permitted to defer, in certain instances, receipt of performance stock unit ("PSUs") awards until a future date. Deferred PSUs may be paid in Common Stock and are fully vested. The following are the amount of deferred PSU awards as of March 2, 1998 for those officers named in the preceding table: K. L. Wolfe, 10,026 shares; J. P. Viviano, 30,126 shares; M. F. Pasquale, 8,404 shares; W. F. Christ, 18,145 shares; and C. M. Skinner, 3,152 shares. As of March 2, 1998, receipt of PSU awards equivalent to 130,245 shares had been deferred by all current executive officers as a group. The preceding beneficial ownership table INCLUDES deferred PSU awards. The following are the amount of stock options exercisable as of March 2, 1998, held by those officers named in the preceding table: K.
L. Wolfe, 209,500 options; J. P. Viviano, 171,400 options; M. F. Pasquale, 89,600 options; W. F. Christ, 63,700 options; and C. M. Skinner, 0 options; and all directors and executive officers as a group, 703,900 options. The preceding beneficial ownership table DOES NOT INCLUDE stock options.

  /(4)/ Includes 1,200 shares held in trust for which Mr. Alexander is trustee.

  /(5)/ Includes 150 shares held in trust by Ms. Guiton Hill's husband.

                DESCRIPTION OF THE MILTON HERSHEY SCHOOL TRUST
                           AND HERSHEY TRUST COMPANY

  Milton Hershey School, a non-profit school for the full-time care and education of disadvantaged children located in Hershey, Pennsylvania, is the sole beneficiary of the trust established by Milton S. and Catherine S. Hershey in 1909. Investment decisions with respect to securities held by Hershey Trust Company, as Trustee for the benefit of Milton Hershey School, are made by the Board of Directors of Hershey Trust Company, as Trustee, with the approval of the Board of Managers (governing body) of Milton Hershey School. Decisions regarding the voting of such securities are made by the Board of Directors of Hershey Trust Company, as Trustee for the benefit of Milton Hershey School. Hershey Trust Company, as Trustee for the benefit of Milton Hershey School ("Milton Hershey School Trust"), will be entitled to cast 13,856,450 of the total 112,637,318 votes, or 12.3%, entitled to be cast on matters required to be voted on separately by the holders of the Common Stock, and 316,916,510 of the total 417,176,398 votes, or 76.0%, entitled to be cast by the holders of the Common Stock and the Class B Stock voting together on matters to be voted on without regard to class.

  Hershey Trust Company is a state chartered trust company and holds 492,945 shares of the Corporation's Common Stock in its capacity as institutional fiduciary for 61 estates and trusts unrelated to the Milton Hershey School Trust. The Hershey Trust Company also holds 277,000 shares of Common Stock as investments. Investment decisions and decisions with respect to voting of securities held by Hershey Trust Company as institutional fiduciary and as investments are made by the Board of Directors or management of Hershey Trust Company.

  Hershey Trust Company, as Trustee for the benefit of Milton Hershey School, as fiduciary of the above-noted individual trusts and estates, and as direct owner of investment shares, will be entitled to vote 14,626,395 shares of Common Stock and 30,306,006 shares of Class B Stock at the meeting.

  Pursuant to the Corporation's Certificate, all holders of Class B Stock, including the Milton Hershey School Trust, are entitled to convert any or all of their Class B Stock shares into shares of Common Stock at any time on a share-for-share basis. In the event the Milton Hershey School Trust ceases to hold more than 50% of the outstanding shares of the Class B Stock and at least 15% of the total outstanding shares of both the Common Stock and Class B Stock, all shares of the Class B Stock will automatically be converted into shares of the Common Stock on a share-for-share basis. The Corporation's Certificate requires the approval of the Milton Hershey School Trust prior to the Corporation issuing shares of Common Stock or undertaking any other action which would cause the Milton Hershey School Trust to cease having voting control of the Corporation.

  All of the outstanding shares of Hershey Trust Company are owned by the Milton Hershey School Trust. The members of the Board of Managers of Milton Hershey School are appointed by and from the Board of Directors of Hershey Trust Company. There are fifteen members of the Board of Directors of Hershey Trust Company and of the Board of Managers of Milton Hershey School, including William H. Alexander and Dr. C. McCollister Evarts, who are also members of the Board of Directors of the Corporation, and Kenneth L. Wolfe, who is also a director and Chairman of the Board and Chief Executive Officer of the Corporation. Mr. Alexander is also chair of the Board of Directors of Hershey Trust Company and of the Board of Managers of Milton Hershey School. Directors of Hershey Trust Company and members of the Milton Hershey School Board of Managers individually are not considered to be beneficial owners of the Corporation's shares of Common Stock or Class B Stock held by the Milton Hershey School Trust.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  Ten directors are to be elected at the meeting, each to serve until the next annual meeting and until his or her successor shall have been elected and qualified. Each of the nominees named in the following pages is currently a member of the Board of Directors. Pursuant to the Corporation's Certificate and By-Laws, one-sixth of the directors, which presently equates to two directors, is to be elected by the Common Stock voting separately as a class. The two nominees receiving the greatest number of votes of the Common Stock voting separately as a class will be elected. Messrs. Mackey J. McDonald and Vincent A. Sarni have been nominated by the Board of Directors for the two positions to be elected separately by the Common Stock. The remaining eight individuals listed have been nominated by the Board of Directors for the eight positions to be elected by the holders of the Common Stock and the Class B Stock voting together without regard to class. Nominees receiving the greatest number of votes of the Common Stock and Class B Stock voting together shall be so elected. In case any of the nominees should become unavailable for election for any reason not presently known or contemplated, the persons named on the proxy card will have discretionary authority to vote pursuant to the proxy for a substitute.

[PHOTO OF WILLIAM H. ALEXANDER APPEARS HERE]

               WILLIAM H. ALEXANDER, age 56, is Administrator of the Family Business Program, The Wharton School of the University of Pennsylvania, Philadelphia, Pennsylvania. He was with H. B. Alexander Enterprises, Inc. from 1969 until 1993 and held a number of management positions, including Vice President and General Manager, President and Chairman. A Hershey Foods director since 1995, he is a member of the Audit Committee. He is also a director of Harristown Development Corporation; Merchants and Business Men's Mutual Insurance Company; Penn National Holding Corporation; Penn State Geisinger Health System; and Morefield Communications, Inc. He also chairs the Board of Directors of Hershey Trust Company and the Board of Managers of Milton Hershey School and is a member of the Board of Managers of the M. S. Hershey Foundation.

                               ----------------

[PHOTO OF ROBERT H. CAMPBELL APPEARS HERE]

               ROBERT H. CAMPBELL, age 60, is Chairman of the Board and Chief Executive Officer, Sun Company, Inc., Philadelphia, Pennsylvania, a petroleum refiner and marketer. He has been Chief Executive Officer since 1991, Chairman of the Board since 1992 and has been a Director of Sun Company, Inc. since 1988. Previously, he had been Executive Vice President since 1988 and a Group Vice President since 1983 of Sun Company, Inc. A Hershey Foods director since 1995, he chairs the Compensation and Executive Organization Committee and is a member of the Audit Committee. He is also a director of CIGNA Corporation.

                               ----------------

[PHOTO OF DR. C. MCCOLLISTER EVARTS APPEARS HERE]

               DR. C. MCCOLLISTER EVARTS, age 66, is Senior Vice President for Health Affairs, Dean of the College of Medicine, and Professor of Orthopaedics, The Pennsylvania State University, College of Medicine and University Hospitals, The Milton S. Hershey Medical Center, Hershey, Pennsylvania. He is also the President and Chief Academic Officer of the Penn State Geisinger Health System. Previously, Dr. Evarts was Professor and Chairman of the Department of Orthopaedics and Vice President for Development at the University of Rochester School of Medicine and Dentistry. He is past Chairman of the Board of Directors of the Association of Academic Health Centers, a member of the Association of American Medical Colleges and the National Academy of Science Institute of Medicine, and serves on the Board of Directors of Hershey Trust Company, Carpenter Technology Corporation, Capital Region Economic Development Corporation, and the Lehigh Valley Hospital; and is a member of the Board of Managers of Milton Hershey School and the M. S. Hershey Foundation. A Hershey Foods director since 1996, he is a member of the Compensation and Executive Organization Committee.

[PHOTO OF BONNIE GUITON HILL APPEARS HERE]

               BONNIE GUITON HILL, age 56, is President and Chief Executive Officer of The Times Mirror Foundation and Vice President of The Times Mirror Company, a news and information company, Los Angeles, California. Previously she was Dean, McIntire School of Commerce, University of Virginia from 1992 through 1996. She was a member of the California Governor's cabinet, serving from 1991 to 1992. From 1985 to 1991, she held a variety of presidential appointments, serving as Assistant Secretary in the Department of Education, Vice Chair of the Postal Rate Commission and Special Advisor for Consumer Affairs to the President of the United States. Prior to working in Washington D.C., Ms. Guiton Hill was a vice president with Kaiser Aluminum and Chemical Corporation. A Hershey Foods director since 1993, she chairs the Audit Committee. She is also a director of AK Steel Corporation; Crestar Financial Services Corporation; Louisiana-Pacific Corporation; Niagara Mohawk Power Corporation; and The National Urban League.

                               ----------------

[PHOTO OF JOHN C. JAMISON APPEARS HERE]

               JOHN C. JAMISON, age 63, is Chairman, Mallardee Associates, a privately-held corporate financial services firm, Williamsburg, Virginia. From 1990 to 1992 he was President and Chief Executive Officer of The Mariners Museum, Newport News, Virginia. From 1983 to 1990 he was Dean of the Graduate School of Business Administration, The College of William & Mary, Williamsburg, Virginia. He was a General Partner with Goldman Sachs & Co. until 1982, when he became a Limited Partner. A Hershey Foods director since 1974, he is a member of the Committee on Directors and Corporate Governance. He is also a director of Richfood Holdings, Inc.; Riverside Health System, Inc.; and Williamsburg Winery, Ltd.; and a trustee of The Mariners Museum.

                               ----------------

[PHOTO OF MACKEY J. MCDONALD APPEARS HERE]

               MACKEY J. MCDONALD, age 51, is President and Chief Executive Officer of VF Corporation, Wyomissing, Pennsylvania, an international apparel company. He became Chief Executive Officer of VF Corporation in 1996. Previously, he had been President and Chief Operating Officer since 1993 and Group Vice President since 1990 of VF Corporation. He is also a director of First Union Corporation, Textile/Clothing Technology Corporation, American Apparel Manufacturers Association, Fashion Association and a trustee of Davidson College. A Hershey Foods director since 1996, he is a member of the Audit Committee and the Compensation and Executive Organization Committee. He has been nominated for election by the Common Stock as a class.

                               ----------------

[PHOTO OF JOHN M. PIETRUSKI APPEARS HERE]

               JOHN M. PIETRUSKI, age 65, is Chairman of the Board of Texas Biotechnology Corporation, Houston, Texas, a pharmaceutical research and development company. He is retired Chairman of the Board and Chief Executive Officer of Sterling Drug Inc. With Sterling Drug Inc. from 1977 to his retirement in 1988, he also held the positions of Executive Vice President and President and Chief Operating Officer. A Hershey Foods director since 1987, he is a member of the Compensation and Executive Organization Committee and the Committee on Directors and Corporate Governance. Mr. Pietruski is also a director of GPU, Inc.; Lincoln National Corporation; and McKesson Corporation; and is a regent of Concordia College.

[PHOTO OF VINCENT A. SARNI APPEARS HERE]

               VINCENT A. SARNI, age 69, is retired Chairman of the Board and Chief Executive Officer of PPG Industries Inc., Pittsburgh, Pennsylvania, a manufacturer of glass, coatings and industrial and specialty chemicals. Mr. Sarni held these positions from 1984 until his retirement in 1993. Mr. Sarni joined PPG Industries Inc. in 1968 and held a number of senior management positions, including Senior Vice President and Vice Chairman. A Hershey Foods director since 1991, Mr. Sarni chairs the Committee on Directors and Corporate Governance and serves as a member of the Compensation and Executive Organization Committee. He is also a director of PNC Financial Corp.; PPG Industries Inc.; and The LTV Corp. He has been nominated for election by the Common Stock as a class.

                               ----------------


[PHOTO OF JOSEPH P. VIVIANO APPEARS HERE]

               JOSEPH P. VIVIANO, age 59, is President and Chief Operating Officer, Hershey Foods Corporation. He was President, Hershey Chocolate U.S.A. (presently part of Hershey Chocolate North America, a division of the Corporation), from 1985 to 1993. From 1975 through 1978, he served as President of San Giorgio, and then as President of San Giorgio-Skinner Company (presently part of the Hershey Pasta and Grocery Group) through 1983. In 1984, he was elected Senior Vice President of the Corporation. A director of the Corporation since 1986, he serves as a member of the Executive Committee. He is also a director of Chesapeake Corporation and Huffy Corporation and is a member of the Board of Trustees of Xavier University.

                               ----------------

[PHOTO OF KENNETH L. WOLFE APPEARS HERE]

               KENNETH L. WOLFE, age 59, is Chairman of the Board and Chief Executive Officer, Hershey Foods Corporation. He was elected President and Chief Operating Officer in 1985, positions he held through 1993. He was elected Vice President, Finance and Chief Financial Officer of the Corporation in 1981, and Senior Vice President and Chief Financial Officer in 1984. A director of the Corporation since 1984, he chairs the Executive Committee and serves as a member of the Committee on Directors and Corporate Governance. He is also a director of Bausch & Lomb Inc.; Carpenter Technology Corporation; and Hershey Trust Company and is a member of the Board of Managers of Milton Hershey School.

                               ----------------

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES LISTED ABOVE, AND SIGNED PROXIES WHICH ARE RETURNED WILL BE SO VOTED UNLESS OTHERWISE INSTRUCTED ON THE PROXY CARD.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

  There were seven regular meetings of the Board of Directors during 1997. No director attended less than 80% of the sum of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served during 1997. Average attendance for all of these meetings equalled 97%.

  The Board of Directors has four standing committees. These are the Audit Committee, the Committee on Directors and Corporate Governance, the Compensation and Executive Organization Committee, and the Executive Committee. In addition to the four standing committees, from time to time the Board establishes committees of limited duration for special purposes.

  The AUDIT COMMITTEE, which held three meetings during 1997, consists of Ms. Guiton Hill (Chair), and Messrs. Alexander, Campbell and McDonald. The Committee's responsibilities include recommending to the full Board the selection of the Corporation's independent public accountants; discussing the arrangements for and the scope and results of, the annual audit with management and the independent public accountants; reviewing non-audit professional services provided by the independent public accountants; obtaining from both management and the independent public accountants their observations on the Corporation's system of internal accounting controls; reviewing compliance by the Corporation and its employees with laws and regulations applicable to the Corporation's business and with the Corporation's Code of Ethical Business Conduct; and reviewing the activities and recommendations of the Corporation's Internal Audit Department.

  The COMMITTEE ON DIRECTORS AND CORPORATE GOVERNANCE, which held four meetings during 1997, consists of Messrs. Sarni (Chair), Jamison, Pietruski and Wolfe. The Committee's responsibilities include reviewing and making recommendations to the Board on the composition of the Board and its committees; evaluating and recommending candidates for election to the Board; administering the Directors' Compensation Plan and the Directors' Charitable Award Program; and reviewing and making recommendations to the full Board on corporate governance matters and the Board's corporate governance policies. The Committee will consider nominees recommended by stockholders. Such recommendations should be sent to the Secretary of the Corporation, 100 Crystal A Drive, Hershey, Pennsylvania 17033-0810, and should include the proposed nominee's name, address and biographical information.

  The COMPENSATION AND EXECUTIVE ORGANIZATION COMMITTEE, which held two meetings during 1997, consists of Messrs. Campbell (Chair), Evarts, McDonald, Pietruski and Sarni. The Committee sets the salaries of the Corporation's elected officers; makes grants of performance stock units, stock options and other rights under the Corporation's Key Employee Incentive Plan ("KEIP"); sets target-award levels and makes awards under the Annual Incentive Program and the Long-Term Incentive Program of the KEIP; administers the KEIP, the Employee Benefits Protection Plan, and the Supplemental Executive Retirement Plan; monitors compensation arrangements for management employees for consistency with corporate objectives and stockholders' interests; reviews the executive organization of the Corporation; and monitors the development of personnel available to fill key management positions as part of the succession planning process.

  The EXECUTIVE COMMITTEE, which held nine meetings during 1997, consists of Messrs. Wolfe (Chair) and Viviano. The Committee reviews and recommends to the full Board for approval major capital projects and expenditures. The Committee also oversees the administration of and revisions to the Corporation's retirement and welfare benefit plans, including the pension plans covered by the Employee Retirement Income Security Act of 1974.

                           COMPENSATION OF DIRECTORS

  Directors who are employees of the Corporation receive no additional remuneration for their services as directors. Non-employee directors received in 1997 an annual retainer of $42,500 (one-third of which must be paid in Common Stock); a fee of $1,500 for each Board meeting attended; and a fee of $1,000 for each Board committee meeting attended. Board committee chairs receive an annual retainer of $3,000 in addition to meeting fees. Under the Directors' Compensation Plan, directors may elect to receive their retainer in cash or Common Stock (meeting and chair fees are payable in cash only), or may defer receipt of the retainer and meeting fees until their retirement as a director. The Directors' Compensation Plan offers several investment options from which directors may choose to invest any retainer and meeting fees that are deferred. In addition, deferrals may be made into Common Stock equivalent shares. The plan is not funded by the Corporation.

  All directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board and its committees and for minor incidental expenses incurred in connection with performance of directors' services. In addition, directors are provided with travel accident insurance while traveling on the Corporation's business; receive the same discounts as employees on the purchase of the Corporation's products; and are eligible to participate in the Corporation's Higher Education Gift Matching Program.

  The Corporation maintains a Directors' Charitable Award Program, which is designed to acknowledge the service of directors, recognize the mutual interest of the Corporation and its directors in support of worthy nonprofit institutions and provide an indirect enhancement to the overall competitiveness of the directors' benefit program. The charitable donations by the Corporation will be directed primarily to educational institutions as designated by the directors. The amount of the donation varies according to the director's length of service as a director, up to a maximum donation of $1,000,000 after five years of service. Individual directors derive no financial benefit from the program since all charitable tax deductions accrue solely to the Corporation. All current directors and nine retired directors participate in the program. The amount of the charitable donation per current participating director is $1,000,000, except for Ms. Guiton Hill, for whom the current amount is $800,000, and Messrs. Alexander, Campbell, Evarts and McDonald for whom the current amount is $400,000, because of their shorter length of service as directors. In December 1996, the Board of Directors determined that the program would be self-funded, and life insurance policies on the directors that had previously funded the program were cancelled. In addition, the Board determined that the program would not be made available to individuals becoming directors after December 31, 1996.

                          1997 EXECUTIVE COMPENSATION

     COMPENSATION AND EXECUTIVE ORGANIZATION COMMITTEE REPORT ON EXECUTIVE
                                 COMPENSATION

  The Compensation and Executive Organization Committee of the Board of Directors ("Committee") is composed entirely of non-employee directors, and is responsible for the establishment and oversight of the Corporation's executive compensation program.

EXECUTIVE COMPENSATION PHILOSOPHY

  The Corporation's executive compensation program is designed to meet the following objectives:

  . To connect the interests of the executive officers with corporate performance and the interests of stockholders;

  .  To attract, retain and motivate executive talent;

  . To assure that a significant portion of the executive officers' total compensation is dependent upon the appreciation of the Corporation's Common Stock; and

  . To provide a balanced total compensation package that recognizes the individual contributions of the executive officers and the overall business results of the Corporation.

  Each year the Committee conducts a full review of the Corporation's executive compensation program. The annual compensation review permits an ongoing evaluation of the link between the Corporation's performance and its executive compensation in the context of the compensation programs of other companies. This review is performed periodically with the assistance of an independent outside consultant whose services are retained by the Corporation. The Committee reserves the right to select and/or meet independently with any consultant at its discretion. This annual review includes analyzing survey data comparing the competitiveness of the Corporation's executive compensation, corporate performance, stock price appreciation and total return to stockholders with a peer group of companies representing the Corporation's most direct food industry competitors for executive talent. The Committee also considers compensation data compiled from surveys of a broader group of general industry companies, some of which are from the food industry. In the performance graph on page 20, the Corporation's performance is compared to the Standard and Poor's Food Group Index. The peer group considered relevant for the Corporation's compensation comparison purposes does not include all of the companies in the Food Group Index as compensation data on all such companies is not readily available. Also, the peer group includes some companies that are not in this index because the Corporation selects those companies it believes to be the most relevant and direct competitors for executive talent. The Committee reviews which peer companies are selected for compensation analysis.

  In the review of survey data, a statistical process involving regression analysis is used to determine competitive compensation levels. This approach adjusts compensation levels for factors such as net sales, return on equity, and time in position within the organization in determining predicted values or "going rates" within the marketplace for each element of compensation. The Corporation targets total compensation "at or above" such "going rates."

  The Committee believes the holding of significant equity interests in the Corporation by management aligns the interests of stockholders and management. Through the programs described in this report, a very significant portion of each executive officer's total compensation is linked directly to individual and corporate performance and stock price appreciation.

  The key elements of the Corporation's executive compensation program consist of base salary, an annual cash incentive program, and a long-term incentive program consisting of performance stock units and stock options. Incentives play an important role in motivating executive performance and in aligning executive pay practices with the interests of the stockholders. The Corporation's executive compensation program is intended to reward achievement of both short-term and long-term business goals. To ensure proper balance in the achievement of these business objectives, the incentive program places greater dollars at risk in long-term incentives compared to short-term incentives. The long-term incentive program is especially designed to assure that the Corporation's executive officers have a significant portion of their total compensation tied to factors which affect the performance of the Corporation's Common Stock.

  The Committee determined the total compensation of K. L. Wolfe, Chairman of the Board and Chief Executive Officer, and it reviewed and approved the total compensation of the most highly-compensated executive officers, including the individuals whose compensation is detailed in this Proxy Statement. This is designed to ensure consistency throughout the executive compensation program.

  The Committee's policies with respect to each of the elements of the executive compensation program, including the basis for the compensation awarded to Mr. Wolfe, are discussed below. While the elements of compensation are described separately below, the Committee considers the total compensation package afforded by the Corporation when determining each component of the executive officer's compensation, including pension benefits, supplemental retirement benefits, insurance and other benefits.

BASE SALARIES

  Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the salaries paid in the competitive marketplace for executive talent, including a comparison of base salaries for comparable positions at other companies.

  Salary reviews are conducted annually and salary adjustments are made based upon the performance of the Corporation and of each executive officer and their position in the applicable salary grade. The Committee considers both financial and, where appropriate, non-financial performance measures in making salary adjustments. Base salaries for executive officers and all other salaried employees are set within salary ranges established for the position as determined through the annual competitive salary surveys described above. In the case of executive officers with responsibility for a particular business unit, such unit's financial results are also considered.

  With respect to the base salary granted to Mr. Wolfe in 1997, the Committee made a favorable assessment of the Corporation's actual business results versus plan goals and the results achieved by Mr. Wolfe on various objectives the Committee established in 1996. The Committee also considered Mr. Wolfe's relative position in his salary grade. Based on these factors, the Committee increased Mr. Wolfe's salary by $50,000, an 8.2% increase.

ANNUAL INCENTIVE PROGRAM

  The Corporation's executive officers, as well as other key management and professional employees, are eligible for an annual cash incentive award under the Annual Incentive Program ("AIP") of the Corporation's Key Employee Incentive Plan ("Incentive Plan"), a plan which is administered by the Committee. Participating executive officers are eligible to earn individual awards expressed as a percentage of base salary.

  The final award is the product of the executive officer's base salary, the applicable target percentage, a corporate or business unit performance score and an individual performance score. Individual and short-term (annual) corporate and business unit performance objectives are established at the beginning of each year by the Committee. For executive officers at the corporate level, the performance objectives for AIP award payments for 1997 were based on financial measures including earnings per share, return on net assets and free cash flow. For executive officers at the business unit level, the performance objectives for 1997 were varying combinations of consolidated earnings per share, operating income, sales growth, return on business unit net assets, productivity, quality and cost controls, and free cash flow. Adjustments are made to the performance results, if necessary, to take into account extraordinary or unusual items occurring during the performance year. Since the final award is the product of the factors described above, the corporate or business unit performance and individual performance scores are given equal weight in the formula. With respect to executives at the corporate level in 1997, the relative weights of performance objectives were 40% each for earnings per share and return on net assets and 20% for free cash flow. Performance scores in excess of the objectives for financial measures and/or individual performance expectations may result in the individual executive officer receiving more than his/her target percentage. The maximum corporate or business unit performance score for a plan participant is 175%. The maximum score on the individual performance score is 120%. The applicable individual performance score for the Chairman of the Board and Chief Executive Officer and President and Chief Operating Officer is 120% with the Committee having discretion to adjust this percentage downward. Guidelines have been established which in certain instances limit the personal performance score in relationship to the corporate or business unit scores. The range of the target percentages of base salary used in 1997 for annual cash incentive awards for executive officers was 25% to 60%, with the highest rate of 60% applicable only to Mr. Wolfe.

  No annual cash incentive awards are granted unless a specific corporate performance level is achieved. This performance level is defined as the minimum rate of return which average total invested capital must earn before any awards are paid. This is designed with the stockholders' interest in mind by assuring the Corporation achieves certain profitability levels before any executive is granted an annual incentive award.

  In 1997, corporate-level participants (which included Mr. Wolfe) in the AIP exceeded the corporate performance objectives set for earnings per share, return on net assets and free cash flow. Based on these results, Mr. Wolfe was awarded a 1997 annual cash incentive award of $778,750.

LONG-TERM INCENTIVE PROGRAM--PERFORMANCE STOCK UNITS

  Performance stock units (PSUs) were contingently granted in 1997 under the Incentive Plan to members of the Corporation's senior executive group most in a position to affect the Corporation's long-term results (a combined total of 23 individuals in 1997). PSU grants are based upon a percent of the executive's annual salary. PSUs are granted every year and are earned based on the Corporation's performance over a three-year cycle. Each year begins a new three-year cycle. Provided the Corporation has achieved the established performance objectives at the end of the three-year cycle, a payment is made, either in stock, cash or a combination of both, based on the market value of the shares at the end of the cycle. In determining whether performance objectives have been achieved, specified adjustments established by the Committee can be made to the corporate performance to take into account extraordinary or unusual items occurring during the performance cycle. Payment may be deferred to a later date at the election of the executive. The value of each of the PSUs is tied to corporate performance (in determining what percentage of shares are earned) and stock price appreciation. The established performance measures are earnings per share, return on net assets and cumulative free cash flow. The performance scores can range from 0% to 150%. Prior to 1997, the payout on PSU grants was capped at two times the price of the Corporation's Common Stock on the date of grant. During 1997, the Committee removed this cap, both on existing and future grants.

  The Corporation has minimum stockholding guidelines for its executive officers and certain other key managerial and professional employees of the Corporation which require these individuals to accumulate gradually over time, shares of Common Stock and/or deferred PSUs. The value equivalent of the shares which must be acquired and held is equal to a multiple of the individual's base salary. Minimum stockholding requirements for executive officers range from three to five times base salary. If the minimum has not been met, the executive officer is required to take the PSU award in Common Stock (net of withholding taxes) or deferred PSUs. For Mr. Wolfe, the applicable multiple in 1997 was five times his base salary.

  In January 1995, each eligible member of the senior executive group was granted PSUs having a value at the time of grant equal to a percentage of their annual salary. This percentage was determined by the Committee based on the recommendation of senior management and competitive survey information. The performance objectives established for the grant for earnings per share, return on net assets and cumulative free cash flow were exceeded for the period ended December 31, 1997. Accordingly, Mr. Wolfe's award was valued at $1,770,640 based on the December 1997 averaged value of the PSUs from the 1995 grant.

  In January 1997, eligible members of the senior executive group were granted new contingent PSUs. The grants were consistent with past practices. The "Long-Term Incentive Program Performance Stock Unit Awards in Year Ended December 31, 1997" table in this Proxy Statement provides additional information regarding these grants for the five most highly-compensated executive officers.

LONG-TERM INCENTIVE PROGRAM--STOCK OPTIONS

  Under the Incentive Plan, stock options are periodically granted to the Corporation's senior executive group as well as to other key management and professional employees. Stock options entitle the holder to purchase during a specified time period a fixed number of shares of Common Stock at a set price.

  The Committee sets guidelines for the number of stock options to be granted based on competitive compensation data gathered from survey information discussed above. The number of stock options granted is a function of the employee's base pay, stock option multiples for the employee's grade level and the imputed value of the option. The Committee also takes into account management's recommendations regarding the number of options to be awarded to specific employees as well as competitive pay practices within the food industry and the amounts of options outstanding or previously granted. While stock options have been granted annually to members of the senior executive group, the Committee can elect not to grant stock options in a given year. Stock option recipients other than the senior executive group (over 350 key employees) generally receive stock option grants every two years.

  Minimum stockholding requirements are applicable to stock options granted after 1995. If the minimums are not satisfied, an individual can receive only one-half of the after-tax profit from the option exercise in cash. The remaining one-half of the profit must be retained in Common Stock. Minimum stockholding requirements range from one to five times base salary. For Mr. Wolfe, the applicable multiple in 1997 was five times his base salary.

  Stock options are designed to align the interests of executives with those of the stockholders. Stock options are granted with a ten-year term and an exercise price equal to the closing market price of the Common Stock on the day preceding the date of grant. Starting in 1997, options granted to the senior executive group have a two-year vesting requirement similar to that already applicable to the non-senior management group receiving options. This approach is designed as an incentive for future performance by the creation of stockholder value over the long-term since the benefit of the stock options cannot be realized unless stock price appreciation occurs.

  In 1997, Mr. Wolfe received options to purchase 47,500 shares of Common Stock with an exercise price of $44.50 per share, the closing market price on the day preceding the grant.

POLICY REGARDING TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  Section 162(m) of the Internal Revenue Code of 1986 (the "Code") provides that publicly-held companies may be limited in deducting certain compensation in excess of $1 million paid to the chief executive officer and the four other most highly-compensated officers. The Committee has considered the effect of
Section 162(m) of the Code on the Corporation's executive compensation program to develop its policy with respect to the deductibility of the Corporation's executive compensation. It is the Committee's position that in administering the "performance based" portion of the Corporation's executive compensation program, it will attempt to comply with the requirements of Section 162(m). However, the Committee believes that it needs to retain the flexibility to exercise its judgment in assessing an executive's performance and that the total compensation system for executive officers should be managed in accordance with the objectives outlined in the "Executive Compensation Philosophy" section of this report and in the best overall interest of the Corporation's stockholders. Should compliance with Section 162(m) conflict with the "Executive Compensation Philosophy" or with what the Committee believes to be in the best interest of the stockholders, the Committee will act in accordance with the Philosophy and in the best interest of the stockholders, notwithstanding the effect of such action on deductibility for any given year. However, to assure that the Corporation does not lose deductions for compensation paid, the Committee has adopted a deferral policy requiring the executive to defer receipt of any compensation in excess of $1 million that is not deductible in any given year to the year in which such compensation would be deductible by the Corporation.

CONCLUSION

  In 1997, as in previous years, a substantial portion of the Corporation's executive compensation consisted of performance-based variable elements. In the case of Mr. Wolfe, approximately 79% of his 1997 total compensation consisted of performance-based variable elements, without including stock options in the computation. The Committee intends to continue the policy of linking executive compensation to corporate performance and returns to stockholders.

   SUBMITTED BY THE COMPENSATION AND EXECUTIVE ORGANIZATION COMMITTEE OF THE
                       CORPORATION'S BOARD OF DIRECTORS:

    Robert H. Campbell, Chairman   C. McCollister Evarts    Mackey J. McDonald
                   John M. Pietruski       Vincent A. Sarni

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table shows for the fiscal years ending December 31, 1995, 1996 and 1997 the cash compensation paid by the Corporation, as well as certain other compensation paid or accrued for those years, to each of the five most highly-compensated executive officers of the Corporation in the capacities in which they served in 1997.

                          SUMMARY COMPENSATION TABLE

                        ANNUAL COMPENSATION     LONG-TERM COMPENSATION
                    --------------------------- -----------------------
                                                  NUMBER
     NAME AND                                    OF STOCK
PRINCIPAL POSITION                                OPTION    LTIP/(3)/   ALL OTHER/(4)/
  AS OF 12/31/97    YEAR SALARY/(1)/ BONUS/(2)/   AWARDS     PAYOUTS     COMPENSATION
------------------  ---- ----------- ---------- ---------- ------------ --------------
K. L. Wolfe         1997  $660,000    778,750       47,500    1,770,640     $4,000
Chairman            1996   610,000    787,815       61,000      685,588      3,750
and Chief           1995   570,000    508,246       50,200      469,483      3,750
Executive
Officer
J. P.               1997  $530,000    610,051       32,250    1,211,007     $4,000
Viviano             1996   490,000    533,691       41,500      462,282      3,750
President           1995   460,000    375,983       34,300      312,988      3,750
and Chief
Operating
Officer
M. F.               1997  $340,000    248,710       19,650      761,467     $4,000
Pasquale            1996   317,500    254,722       25,500      378,827      3,750
President,          1995   304,000    171,188       21,500      181,534      3,750
Hershey
Chocolate
North
America
W. F.               1997  $281,000    281,787       13,100      495,412     $4,000
Christ              1996   263,000    237,765       17,000      245,992      3,750
Senior Vice         1995   248,500    188,005       14,200      156,494      3,750
President,
Chief
Financial
Officer and
Treasurer
C. M.               1997  $256,300    228,796       10,600      422,018     $4,000
Skinner             1996   256,300    128,515       14,100      216,473      3,750
Vice Chair,         1995   248,500     91,020       12,100      156,494      3,750
Hershey
Pasta and
Grocery
Group

--------
  /(1)/ This column includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code that were contributed by the executive officer to ESSIOP.

  /(2)/ This column represents annual cash incentive awards (paid out or deferred) attributable to services rendered for that year. Mr. Wolfe deferred receipt of his entire 1997 annual cash incentive award.

  /(3)/ This column reports the cash value earned in PSU payouts during each of the last three fiscal years at the end of the following three performance cycles: 1995-97, 1994-96, and 1993-95 under the KEIP which were paid or deferred in the fiscal year immediately following the last year of the respective three-year cycle. Mr. Wolfe deferred receipt of $1,520,610 of his 1997 PSU award.

  /(4)/ This column includes the Corporation's matching contributions to the individual's ESSIOP account for 1995, 1996 and 1997.

LONG-TERM INCENTIVE PROGRAM--STOCK OPTIONS

  The following table contains information concerning the grant of stock options under the Key Employee Incentive Plan to the five most highly-compensated executive officers of the Corporation as of the end of the last fiscal year:

             STOCK OPTION GRANTS FOR YEAR ENDED DECEMBER 31, 1997

                                        INDIVIDUAL GRANTS
                       ---------------------------------------------------           POTENTIAL
                                     % OF TOTAL                                 REALIZABLE VALUE AT
                          NUMBER       STOCK                                    ASSUMED ANNUAL RATES
                            OF        OPTIONS                                      OF STOCK PRICE
                        SECURITIES    GRANTED       EXERCISE                      APPRECIATION FOR
                        UNDERLYING       TO            OR                        STOCK OPTION TERM
                         OPTIONS     EMPLOYEES     BASE PRICE   EXPIRATION ------------------------------
NAME                   GRANTED/(1)/ IN 1997/(2)/ PER SHARE/(3)/    DATE       5%/(4)/        10%/(4)/
----                   ------------ ------------ -------------- ---------- -------------- ---------------
K. L. Wolfe               47,500       19.03%        $44.50      01/06/07      $1,329,326      $3,368,773
J. P. Viviano             32,250       12.92%         44.50      01/06/07         902,542       2,287,220
M. F. Pasquale            19,650        7.87%         44.50      01/06/07         549,921       1,393,608
W. F. Christ              13,100        5.25%         44.50      01/06/07         366,614         929,072
C. M. Skinner             10,600        4.25%         44.50      01/06/07         296,650         751,768
---------------------------------------------------------------------------------------------------------
All Stockholders/(5)/        N/A         N/A            N/A           N/A  $4,279,269,932 $10,844,510,190

--------
  /(1)/ All stock options listed in this column are subject to a two-year vesting period and have a ten year term. The stock options having a $44.50 exercise price were granted on January 7, 1997 and were granted at a price not less than 100% of the fair market value of the shares of Common Stock on the date of grant determined as the closing price on the business date immediately preceding the date the stock options were granted. All stock options expire at the end of the stock option holder's employment, except in the case of a stock option held by an employee whose employment ends due to retirement, total disability or death, in which instance the employee or his estate may exercise the stock option within five years of the date of retirement, total disability or death (three years for options granted prior to 1997).

  /(2)/ In 1997, 23 employees were granted a total of 249,550 stock options.

  /(3)/ The exercise price may be paid in cash, shares of Common Stock valued at the fair market value on the date of exercise, or pursuant to a cashless exercise procedure under which the stock option holder provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Corporation, out of the sales proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

  /(4)/ The dollar amounts under these columns for all the individuals are the result of calculations at the 5% and 10% annual appreciation rates for the term of the options (10 years) as required by the Securities and Exchange Commission, and, therefore, are not intended to forecast possible future appreciation, if any, of the stock price of the Corporation.

  /(5)/ For "All Stockholders," the potential realizable value on 152,908,556 shares, the number of outstanding shares of Common Stock and Class B Stock on January 7, 1997, is based on a $44.50 per share price (the exercise price of the 1997 options). The value of the Common Stock and Class B Stock at $44.50 per share was $6,804,430,742. The amounts listed under these columns for "All Stockholders" are the result of calculations at the 5% and 10% annual appreciation rates for a period of ten years from January 7, 1997 through January 6, 2007. These amounts are not intended to forecast possible future appreciation, if any, of the stock price of the Corporation.

  The following table sets forth information with respect to the named executives concerning the exercise of stock options during the last fiscal year and unexercised stock options held as of the end of the fiscal year:

AGGREGATED STOCK OPTION EXERCISES IN YEAR-ENDED DECEMBER 31, 1997 AND YEAR-END
                              STOCK OPTION VALUES

                                                       NUMBER
                                          VALUE          OF
                                         REALIZED    SECURITIES
                                NUMBER   (MARKET     UNDERLYING      VALUE OF
                                  OF     PRICE AT   UNEXERCISED    UNEXERCISED
                                SHARES   EXERCISE      STOCK       IN-THE-MONEY
                               ACQUIRED    LESS       OPTIONS     STOCK OPTIONS
                                  ON     EXERCISE  EXERCISABLE AT EXERCISABLE AT
NAME                           EXERCISE   PRICE)   12/31/97/(1)/  12/31/97/(1)/
----                           -------- ---------- -------------- --------------
K. L. Wolfe...................  34,000  $1,115,550    209,500       $7,368,531
J. P. Viviano.................   3,400     110,500    175,400        6,299,038
M. F. Pasquale................  14,500     561,456     89,600        3,155,375
W. F. Christ..................  10,000     409,306     63,700        2,262,994
C. M. Skinner.................  18,200     539,563          0                0

--------
  /(1)/ All of the stock options were granted under the Key Employee Incentive Plan. Stock Options granted after 1996 have a two-year vesting period and therefore are not listed in this table. The fair market value of the Common Stock on December 31, 1997, the last trading day of the Corporation's fiscal year, was $61.9375.

LONG-TERM INCENTIVE PROGRAM--PERFORMANCE STOCK UNITS

  The following table provides information concerning performance stock unit grants made to the five most highly-compensated executive officers of the Corporation during the last fiscal year under the long-term incentive program portion of the Key Employee Incentive Plan. Payments made under the program for the three-year performance cycle ending December 31, 1997, are reported in the Summary Compensation Table.

    LONG-TERM INCENTIVE PROGRAM PERFORMANCE STOCK UNIT AWARDS IN YEAR-ENDED
                               DECEMBER 31, 1997

                                        PERFORMANCE
                             NUMBER OF    OR OTHER
                              SHARES,   PERIOD UNTIL  ESTIMATED FUTURE PAYOUTS
                             UNITS OR    MATURATION  ---------------------------
                               OTHER         OR      THRESHOLD  TARGET  MAXIMUM
NAME                        RIGHTS/(1)/    PAYOUT    (#)/(2)/  (#)/(3)/ (#)/(4)/
----                        ----------- ------------ --------- -------- --------
K. L. Wolfe................   11,900      3 years       992     11,900   17,850
J. P. Viviano..............    8,050      3 years       671      8,050   12,075
M. F. Pasquale.............    4,900      3 years       408      4,900    7,350
W. F. Christ...............    3,300      3 years       275      3,300    4,950
C. M. Skinner..............        0          n/a         0          0        0

--------
  /(1)/ The performance stock units (PSUs) reported in this table were granted on January 7, 1997 for the cycle commencing January 1, 1997 and ending December 31, 1999.

  For purposes of determining the number of grants, the value of each PSU is based on the average of the daily closing prices of Hershey Foods' Common Stock on the New York Stock Exchange as reported in The Wall Street Journal for the December preceding the new three-year performance cycle.

  The final value of the award is determined based upon three factors. The first is the number of PSUs awarded at the commencement of the three-year cycle. The second factor relates to the performance score as measured against predetermined earnings per share, return on net assets and cumulative free cash flow objectives for the 1997-99 three-year cycle. The performance scoring can range from a minimum of 0% to a maximum of 150% achievement. The third factor involves the value per unit which is determined at the conclusion of the three-year cycle.

 /(2)/ This column lists the number of shares of Common Stock the value of which would be payable to the named executives at the threshold achievement level of 8 1/3%. If the achievement level at the end of the three-year cycle is less than this threshold, no payments are made.

 /(3)/ This column lists the number of shares of Common Stock the value of which would be payable to the named executives at the target, or 100% achievement level.

 /(4)/ This column lists the number of shares of Common Stock the value of which would be payable to the named executives at the 150% or more achievement level.

PERFORMANCE GRAPH

  The following graph compares the Corporation's cumulative total stockholder return (Common Stock price appreciation plus dividends, on a reinvested basis) over the last five fiscal years with the Standard and Poor's 500 Index and the Standard and Poor's Food Industry Group Index.

                       [PERFORMANCE GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
        HERSHEY FOODS CORPORATION, S&P 500 INDEX & S&P FOOD GROUP INDEX

-------------------------------------------------------------------
             1992     1993     1994      1995      1996      1997
-------------------------------------------------------------------
HERSHEY      $100     $107     $108      $149      $204      $293

S&P 500      $100     $110     $112      $153      $188      $251

S&P FOOD     $100     $92      $103      $131      $155      $222

-------------------------------------------------------------------

*Total return assumes reinvestment of dividends.
Assumes $100 invested on 12/31/92 in Hershey Common Stock, S&P 500 Index and S&P Food Group Index.

BENEFIT PROTECTION ARRANGEMENTS

  In August 1994, the Corporation entered into severance agreements ("Severance Agreements") with the five executive officers named in the Summary Compensation Table and other key management personnel. The terms of these Severance Agreements are consistent with the practices followed by other major public corporations in the U.S. and provide that in the event the executive's employment with the Corporation is terminated without "cause" within two years after a "change in control" of the Corporation, the executive is entitled to certain severance payments and benefits. A "change in control" is defined to include an event in which the Milton Hershey School Trust no longer holds voting control of the Corporation and another party acquires 25% or more of the combined voting power or common equity of the Corporation. Under the terms of the Severance Agreements, upon the executive's termination after a change in control as described above, and in order to assist the executive in transitioning to new employment, the executive would be generally entitled to receive in a lump sum three times the executive's base salary and annual incentive bonus. The executive would also be entitled to continuation of health benefits for such period and reimbursement for federal excise taxes payable (but not for income taxes payable). The executive would also become vested in benefits under existing compensation and benefit programs (including those described in this Executive Compensation section) and would generally be paid such benefits at the time of any such change in control.

  The Milton Hershey School Trust has indicated to the Corporation that it intends to maintain voting control of the Corporation and therefore it is unlikely that the Severance Agreements would be utilized. The Milton Hershey School Trust has also indicated that it, however, accepts the position of the Corporation's Board of Directors that such arrangements are part of the usual and ordinary compensation packages at major public companies and are important to the Corporation's ability to attract and retain key employees.

PENSION PLANS

  Executive officers are eligible to receive pension benefits payable under the Corporation's qualified benefit pension plan ("Pension Plan"), as well as the nonqualified supplemental executive retirement plan that provides benefits in excess of those that may be provided under plans (such as the Pension Plan) that are subject to limitations under the Internal Revenue Code. The combined benefit paid to a participant pursuant to these plans is equal to 55% of that individual's final average compensation. Final average compensation is determined by adding the participant's three years' average of base salary and five years' average annual cash incentive award. The combined amounts paid under the two plans are reduced by any applicable Social Security benefits received, by a specified percentage for each month that retirement occurs before age 60, and by a specified percentage for each year that retirement occurs prior to the individual completing 15 years of service with the Corporation.

  The final average compensation and the estimated credited years of service as of December 31, 1997, respectively, for each of the named executive officers are: K. L. Wolfe, $1,159,337, 28.8 years; J. P. Viviano, $890,261,
29.7 years; M. F. Pasquale, $518,043, 18.4 years; W. F. Christ, $459,228, 27.2 years; and C. M. Skinner, $368,098, 39.1 years.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Corporation's executive officers, directors and 10% stockholders are required under the Securities Exchange Act of 1934 to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership in their holdings of the

Corporation's Common Stock. Copies of these reports must also be furnished to the Corporation. Based on an examination of these reports and on written representations provided to the Corporation, all such reports have been timely filed, except that inadvertently a report was not timely filed in connection with one acquisition of the Corporation's Common Stock by the spouse of director Bonnie Guiton Hill.

                    CERTAIN TRANSACTIONS AND RELATIONSHIPS

  During 1997 the Corporation and its subsidiaries had a number of transactions with Milton Hershey School; with Milton Hershey School Trust; and with companies owned by the Milton Hershey School Trust, involving the purchase or sale of goods and services. These latter transactions were primarily with HERCO Inc., an entertainment and resort company based in Hershey, Pennsylvania, and wholly-owned by the Milton Hershey School Trust.

  In August 1997, the Corporation purchased 9,900,990 shares of its Common Stock for approximately $500 million from the Milton Hershey School Trust. The price per share of $50.50 was determined based on the then market price of the Common Stock less a discount reflecting the avoidance of transaction costs.

  The aggregate value of sales made during 1997 by the Corporation and its subsidiaries to the Milton Hershey School, the Milton Hershey School Trust, and companies owned by the Milton Hershey School Trust, amounted to approximately $700,000. During the year, the Corporation purchased goods and services from these entities in the amount of approximately $2,200,000. These transactions were on terms that the Corporation believes to be no less favorable to the Corporation than those which could have been obtained from other purchasers or vendors.

                    PROPOSAL NO. 2--APPOINTMENT OF AUDITORS

  The Board of Directors, on the recommendation of the Audit Committee, has appointed Arthur Andersen LLP as independent public accountants of the Corporation for the year ending December 31, 1998. Although not required to do so, the Board of Directors is submitting the appointment of that firm for approval at the Annual Meeting. Arthur Andersen LLP has audited the Corporation's financial statements since 1927 and is considered to be well qualified. If the appointment is not approved, the Board of Directors will reconsider its appointment. Representatives of Arthur Andersen LLP will be present at the meeting with the opportunity to make a statement if they so desire and will be available to respond to questions.

  The affirmative vote of a majority of the votes represented at the meeting in person or by proxy of the Common Stock and Class B Stock voting together without regard to class is required for approval of the appointment of auditors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2, AND SIGNED PROXIES WHICH ARE RETURNED WILL BE SO VOTED UNLESS A CONTRARY VOTE IS DESIGNATED ON THE PROXY CARD.

                                OTHER BUSINESS

  It is not expected that any business other than that set forth in the Notice of Annual Meeting of Stockholders and more specifically described in this Proxy Statement will be brought before the meeting. However, if any other business should properly come before the meeting, it is the intention of the persons named on the enclosed proxy card to vote the signed proxies received by them in accordance with their best judgment on such business and any matters dealing with the conduct of the meeting.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS

  In accordance with the Corporation's By-Laws, stockholders (other than those holding 25% of the outstanding votes entitled to be cast) who do not submit proposals for inclusion in the Proxy

Statement but who intend to present a proposal, nomination for director or other business for consideration at any meeting of stockholders, including any Annual Meeting, are required to notify the Secretary of the Corporation of their proposal or nomination and provide other information in advance of such meeting. Stockholders interested in making proposals at the 1998 Annual Meeting should submit their name and address, their shareholdings, a brief description of the proposal, and any financial or other interest they have in such proposal to the Corporation no later than April 1, 1998.

  The 1999 Annual Meeting of Stockholders will be held on April 27, 1999. To be eligible for inclusion in the Corporation's Proxy Statement for the 1999 Annual Meeting of Stockholders, stockholder proposals must be received by the Corporation by November 16, 1998.

  In accordance with the Corporation's By-Laws, if a stockholder wishes to make a nomination for director at the 1999 Annual Meeting but does not submit the nomination for inclusion in the Proxy Statement for such meeting, the stockholder must submit the following information to the Corporation no later than February 27, 1999: name and address, a representation that the stockholder is a holder of record and intends to attend such meeting, a description of any arrangement between the stockholder and the individual planned to be nominated, the nominee's name, address and biographical information, and the consent of the nominee.

  All notices for stockholder proposals and director nominations should be sent to the attention of the Secretary of the Corporation at 100 Crystal A Drive, Hershey, Pennsylvania 17033-0810.

                      SUMMARY ANNUAL REPORT AND FORM 10-K

  The Corporation will provide without charge to each beneficial owner of its Common Stock and Class B Common Stock, upon such stockholder's request, a copy (without exhibits) of the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission. Requests for copies should be addressed to Hershey Foods Corporation, Investor Relations Department, 100 Crystal A Drive, Hershey, PA 17033-0810.

  A copy of the Corporation's Summary Annual Report to Stockholders for the year ended December 31, 1997 accompanies this Proxy Statement. Appendix A to this Proxy Statement containing the Consolidated Financial Statements and Management's Discussion and Analysis comprises a portion of that report. The Summary Annual Report, the Appendix and the Annual Report on Form 10-K are not part of the Corporation's proxy solicitation materials.

                                          By order of the Board of Directors,

                                             Robert M. Reese Vice
                                               President, General
                                             Counsel and Secretary

March 16, 1998

  STOCKHOLDERS WHO DESIRE TO HAVE THEIR STOCK VOTED AT THE MEETING ARE REQUESTED TO MARK, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. STOCKHOLDERS MAY REVOKE THEIR PROXIES AT ANY TIME PRIOR TO THE MEETING AND STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY REVOKE THEIR PROXIES AND VOTE, IF THEY SO DESIRE, IN PERSON.

                                   APPENDIX A

   CONSOLIDATED FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION AND ANALYSIS

                                                                            PAGE
                                                                            ----
Management's Discussion and Analysis.......................................  A-1
Consolidated Financial Statements.......................................... A-12
Notes to Consolidated Financial Statements................................. A-16
Responsibility for Financial Statements.................................... A-32
Report of Independent Public Accountants................................... A-33
Eleven-Year Consolidated Financial Summary................................. A-34

                           HERSHEY FOODS CORPORATION

MANAGEMENT'S DISCUSSION AND ANALYSIS

OPERATING RESULTS

  The Corporation achieved record sales and income levels in 1997, following record sales in 1996. This performance was driven by strategic acquisitions and divestitures, which increased the focus on profitable North American confectionery operations, aggressive new product introductions in the confectionery and grocery categories, and growth in sales of traditional core confectionery and grocery brands.

  Net sales during the two-year period increased at a compound annual rate of 8%, while net income increased at a compound annual rate of 9%. The increase in net income over the period reflected the growth in sales, partially offset by a slightly lower gross margin and higher selling, marketing and administrative expenses.

  Hershey Chocolate U.S.A. increased the wholesale price of its standard bar line and king size bars by approximately eleven percent in December 1995. These products represented approximately 25% of the Corporation's 1995 sales. Price increases were intended to offset higher costs for raw materials and packaging, together with the cumulative impact of inflation on other costs since the last standard bar price increase in early 1991. Hershey Pasta Group implemented selected price increases in late 1995 in an effort to recover substantial increases in semolina costs.

  The following acquisitions and divestitures occurred during the period:

  . December 1996--The acquisition from an affiliate of Huhtamaki Oy
    (Huhtamaki), the international foods company based in Finland, of Huhtamaki's Leaf North America (Leaf) confectionery operations for $437.2 million, plus the assumption of $17.0 million in debt. In addition, the parties entered into a trademark and technology license agreement under which the Corporation will manufacture and/or market and distribute in North, Central and South America Huhtamaki's confectionery brands including GOOD & PLENTY, HEATH, JOLLY RANCHER, MILK DUDS, PAYDAY and WHOPPERS.

  . December 1996--The sale to Huhtamaki of the outstanding shares of Gubor
    Holding GmbH (Gubor) and Sperlari, S.r.l. (Sperlari). Gubor manufactures and markets high-quality assorted pralines and seasonal chocolate products in Germany and Sperlari manufactures and markets various confectionery and grocery products in Italy. The sale resulted in an after-tax loss of $35.4 million, since no tax benefit associated with the transaction was recorded. Combined net sales for Gubor and Sperlari were $216.6 million and $222.0 million in 1996 and 1995, respectively.

  . January 1996--The sale of the assets of Hershey Canada, Inc.'s PLANTERS nut (Planters) business to Johnvince Foods Group and LIFE SAVERS and BREATH SAVERS hard candy and BEECH-NUT cough drops (Life Savers) business to Beta Brands Inc. Both transactions were part of a restructuring program announced by the Corporation in late 1994.

  . December 1995--The acquisition of Henry Heide, Incorporated, a confectionery company which manufactures a variety of non-chocolate confectionery products including JUJYFRUITS candy and WUNDERBEANS jellybeans.

  . June 1995--The sale of the outstanding shares of OZF Jamin to a management buyout group at OZF Jamin also as part of the restructuring program.

NET SALES

  Net sales rose $312.9 million in 1997 and $298.6 million in 1996, an increase of 8% in both years. The increase in 1997 was primarily due to incremental sales from the Leaf acquisition, increased sales of core confectionery items and the introduction of new confectionery products. These increases were offset somewhat by lower sales resulting from the divestiture of the Gubor and Sperlari businesses and a decline in sales of pasta and grocery products. The increase in 1996 was primarily due to incremental sales from new confectionery and grocery products, increased confectionery sales volume in the North American seasonal packaged candy line and in various international markets, selected confectionery selling price increases in the United States partially offset by related sales volume declines, and incremental sales from the acquisition of Henry Heide.

COSTS AND EXPENSES

  Cost of sales as a percent of net sales increased from 57.6% in 1995 to 57.7% in 1996, and to 57.9% in 1997. The decrease in gross margin in 1997 was primarily the result of the lower margin associated with the Leaf business and higher costs associated with certain new products and seasonal items, partially offset by lower costs for certain major raw materials, primarily milk and semolina, and the favorable impact of the Gubor and Sperlari divestitures. The decrease in gross margin in 1996 was principally the result of higher costs for certain major raw materials, primarily cocoa beans, milk, almonds and semolina and increased manufacturing labor and overhead rates, substantially offset by selected confectionery price increases, manufacturing efficiency improvements and the favorable impact of the OZF Jamin divestiture.

  Selling, marketing and administrative expenses increased by 5% in 1997, as a result of incremental expenses associated with the Leaf business and increased marketing expenses related to the introduction of new products, partially offset by decreases resulting from the Gubor and Sperlari divestitures and reduced marketing spending for existing brands. Selling, marketing and administrative costs increased by 7% in 1996 primarily due to a net increase in advertising and promotion expenses associated with the introduction of new products and higher selling expenses primarily related to international sales volume increases and new product introductions.

RESTRUCTURING ACTIVITIES

  During the third quarter of 1995, a pre-tax restructuring charge of $16.6 million was recorded in connection with a voluntary retirement program announced by the Corporation in August 1995. The charge was primarily related to the funding of retirement benefits for eligible employees who elected early retirement. The impact of this charge was more than offset by the partial reversal of $16.7 million of 1994 accrued restructuring reserves, resulting in an increase to income before income taxes of $151,000 and an increase to net income of $2.0 million as the tax benefit associated with the 1995 charge more than offset the tax provision associated with the reversal of 1994 restructuring reserves. The partial reversal of 1994 accrued restructuring reserves related to revised workforce reductions and relocation expenses along with a lower loss on the disposal of the Planters and Life Savers businesses. In 1996, $7.6 million of 1994 accrued restructuring reserves were utilized as the restructuring program was completed.

INTEREST EXPENSE, NET

  Net interest expense in 1997 was $28.2 million above prior year, primarily as a result of incremental borrowings associated with the Leaf acquisition and the purchase of Common Stock from the Hershey Trust Company, as Trustee for the benefit of Milton Hershey School (Milton Hershey School Trust). Fixed interest expense increased as a result of the issuance of $150 million of 6.95% Notes due 2007 (6.95% Notes) in March 1997 and $150 million of 6.95% Notes due 2012 (Notes) and $250 million of 7.2% Debentures due 2027 (Debentures) in August 1997.

  Net interest expense increased $3.2 million in 1996 as higher fixed interest expense was only partially offset by reduced short-term interest expense. Increased fixed interest expense resulted from the issuance of $200 million of 6.7% Notes due 2005 (6.7% Notes) in the fourth quarter of 1995. Lower short-term interest expense resulted from lower average borrowing balances and reduced interest rates as compared to 1995.

PROVISION FOR INCOME TAXES

  The Corporation's effective income tax rate was 39.3%, 43.1%, and 39.5% in 1997, 1996 and 1995, respectively. The rate decreased in 1997 compared to 1996 primarily due to the lack of any tax benefit associated with the 1996 loss on disposal of businesses and the lower 1997 effective state income tax rate. The higher 1996 rate compared to 1995 was due primarily to the lack of any tax benefit associated with the 1996 loss on disposal of businesses.

NET INCOME

  Net income increased $63.1 million or 23% in 1997, following a decrease of $8.7 million or 3% in 1996. Excluding the loss on the disposal of the Gubor and Sperlari businesses in 1996 and the net after-tax effects of restructuring activities in 1995, 1997 income increased $27.7 million or 9% and 1996 income increased $28.6 million or 10%. Net income as a percent of net sales was 7.8% in 1997, 6.8% in 1996 and 7.6% in 1995. Income as a percent of net sales excluding the loss on the sale of the Gubor and Sperlari businesses was 7.7% in 1996.

FINANCIAL POSITION

  The Corporation's financial position remained strong during 1997. The capitalization ratio (total short-term and long-term debt as a percent of stockholders' equity, short-term and long-term debt) was 60% as of December 31, 1997, and 46% as of December 31, 1996. The higher capitalization ratio in 1997 primarily reflected the additional borrowings to finance the purchase of Common Stock and the related decrease in stockholders' equity as a result of the additional Treasury Stock. The ratio of current assets to current liabilities was 1.3:1 as of December 31, 1997, and 1.2:1 as of December 31, 1996.

ASSETS

  Total assets increased $106.4 million or 3% as of December 31, 1997, primarily as a result of increases in accounts receivable, property, plant and equipment, inventories and other non-current assets.

  Current assets increased by $48.6 million or 5% reflecting increased accounts receivable and higher inventories, partially offset by a decrease in prepaid expenses and other current assets. The increase in accounts receivable was primarily the result of higher sales in December and the increase in inventories reflected higher raw material and finished goods inventory levels. The decrease in prepaid expenses and other current assets was principally associated with commodities transactions.

  The $46.3 million net increase in property, plant and equipment principally reflected capital additions of $172.9 million, partially offset by depreciation expense of $135.0 million. The increase in other non-current assets was associated with the capitalization of software in 1997.

LIABILITIES

  Total liabilities increased by $414.7 million or 20% as of December 31, 1997, primarily due to an increase in long-term debt. The increase in long-term debt of $373.8 million reflected the long-term debt issued during the year to repay a portion of the commercial paper borrowings associated with the Leaf acquisition and the repurchase of Common Stock from the Milton Hershey School Trust. As of December 31, 1997 and 1996, respectively, $150.0 million and $300.0 million of commercial paper borrowings were reclassified as long-term debt in accordance with the Corporation's intent and ability to refinance such obligations on a long-term basis. In addition, deferred taxes increased by $43.1 million primarily reflecting adjustments to the preliminary acquisition accounting for Leaf.

STOCKHOLDERS' EQUITY

  Total stockholders' equity declined by 27% in 1997, as increased Treasury Stock from the repurchase of Common Stock and dividends paid exceeded net income. Total stockholders' equity has increased at a compound annual rate of less than 1% over the past ten years reflecting the $1.3 billion of Common Stock repurchased since 1993.

CAPITAL STRUCTURE

  The Corporation has two classes of stock outstanding, Common Stock and Class B Common Stock (Class B Stock). Holders of the Common Stock and the Class B Stock generally vote together without regard to class on matters submitted to stockholders, including the election of directors, with the Common Stock having one vote per share and the Class B Stock having ten votes per share. However, the Common Stock, voting separately as a class, is entitled to elect one-sixth of the Board of Directors. With respect to dividend rights, the Common Stock is entitled to cash dividends 10% higher than those declared and paid on the Class B Stock.

LIQUIDITY

  Historically, the Corporation's major source of financing has been cash generated from operations. The Corporation's income and, consequently, cash provided from operations during the year are affected by seasonal sales patterns, the timing of new product introductions, business acquisitions and divestitures, and price increases. Chocolate, confectionery and grocery seasonal and holiday-related sales have typically been highest during the third and fourth quarters of the year, representing the principal seasonal effect. Generally, seasonal working capital needs peak during the summer months and have been met by issuing commercial paper.

  Over the past three years, cash requirements for share repurchases, capital additions, business acquisitions and dividend payments exceeded cash provided from operating activities and proceeds from business divestitures by $784.2 million. Total debt, including debt assumed, increased during the period by $804.7 million. Cash and cash equivalents increased by $27.5 million during the period.

  The Corporation anticipates that capital expenditures will be in the range of $175 million to $200 million per annum during the next several years as a result of continued modernization of existing facilities and capacity expansion to support new products and line extensions. As of December 31, 1997, the Corporation's principal capital commitments included manufacturing capacity expansion and modernization.

  In late 1996, the Corporation approved a project to implement an enterprise-wide integrated information system to replace most of the transaction systems and applications currently supporting operations of the Corporation. Total commitments for this system are expected to be in the range of $75 million to $85 million. This system is Year 2000 compliant and will replace a large portion of the Corporation's legacy information systems. Legacy systems not being replaced by the new integrated information system are being upgraded to be Year 2000 compliant and the costs are not expected to be material to the Corporation's business, operations, or financial condition. Progress toward compliance with Year 2000 issues by the Corporation's major business partners and suppliers is being reviewed for the most significant operations and business activities. The extent of Year 2000 compliance efforts by major partners and suppliers and the possible effect on the Corporation's business of their failure to comply cannot be reliably determined and estimated at this time. The remediation of Year 2000 issues involving the Corporation's information systems is expected to be completed in time to prevent any material adverse consequences to the Corporation's business, operations or financial condition.

  In August 1996, the Corporation's Board of Directors declared a two-for-one split of the Common Stock and Class B Stock effective September 13, 1996, to stockholders of record August 23, 1996. The split was effected as a stock dividend by distributing one additional share for each share held. Unless otherwise indicated, all shares and per share information have been restated to reflect the stock split.

  Under share repurchase programs which began in 1993, a total of 9,546,030 shares of Common Stock have been repurchased for approximately $271.4 million. Of the shares repurchased, 528,000 shares were retired and the remaining 9,018,030 shares were held as Treasury Stock as of December 31, 1997.

  In August 1995, the Corporation purchased 18,099,546 shares (9,049,773 shares on a pre-split basis) of its Common Stock to be held as Treasury Stock from the Milton Hershey School Trust for $500.0 million. In August 1997, the Corporation purchased an additional 9,900,990 shares of its Common Stock from the Milton Hershey School Trust for $500.0 million. As of December 31, 1997, a total of 37,018,566 shares were held as Treasury Stock and $128.6 million remained available for repurchases of Common Stock under a program approved by the Corporation's Board of Directors in February 1996.

  In October 1995, the Corporation issued $200 million of 6.7% Notes under Form S-3 Registration Statements which were declared effective in June 1990 and November 1993. In March 1997, the Corporation issued $150 million of 6.95% Notes under the November 1993 Form S-3 Registration Statement. Proceeds from the debt issuance were used to repay a portion of the commercial paper borrowings associated with the Leaf acquisition.

  In August 1997, the Corporation filed another Form S-3 Registration Statement under which it could offer, on a delayed or continuous basis, up to $500 million of additional debt securities. Also in August 1997, the Corporation issued $150 million of Notes and $250 million of Debentures under the November 1993 and August 1997 Registration Statements. Proceeds from the debt issuance were used to repay a portion of the short-term borrowings associated with the purchase of Common Stock from the Milton Hershey School Trust. As of December 31, 1997, $250 million of debt securities remained available for issuance under the August 1997 Registration Statement. Proceeds from any offering of the $250 million of debt securities available under the shelf registration may be used for general corporate requirements which include reducing existing commercial paper borrowings, financing capital additions, and funding future business acquisitions and working capital requirements.

  In December 1995, the Corporation entered into committed credit facility agreements with a syndicate of banks under which it could borrow up to $600 million with options to increase borrowings by $1.0 billion with the concurrence of the banks. Lines of credit previously maintained by the Corporation were significantly reduced when the credit facility agreements became effective. Of the total committed credit facility, $200 million is for a renewable 364-day term and $400 million is effective for a five-year term. Both the short-term and long-term committed credit facility agreements were amended and renewed effective December 12, 1997. The credit facilities may be used to fund general corporate requirements, to support commercial paper borrowings and, in certain instances, to finance future business acquisitions. The Corporation also had lines of credit with domestic and international commercial banks of $20.7 million as of December 31, 1997.

CASH FLOW ACTIVITIES

  Cash provided from operating activities totaled $1.4 billion during the past three years. Over this period, cash used by or provided from accounts receivable and inventories has tended to fluctuate as a result of sales during December and inventory management practices. The change in cash required for or provided from other assets and liabilities between the years was primarily related to commodities transactions, the timing of payments for accrued liabilities, including income taxes, capitalized software, variations in the funding status of pension plans, and, in 1995, restructuring expenses.

  Investing activities included capital additions and business acquisitions and divestitures. Capital additions during the past three years included the purchase of manufacturing equipment, and expansion and modernization of existing facilities. Businesses acquired during the past three years included Leaf in 1996 and Henry Heide in 1995. The Gubor, Sperlari, Planters and Life Savers businesses were sold in 1996 and OZF Jamin was sold in 1995. Cash used for business acquisitions represented the purchase price paid and consisted of the current assets, property, plant and equipment, intangibles and other assets acquired, net of liabilities assumed.

  Financing activities included debt borrowings and repayments, payment of dividends, the exercise of stock options, incentive plan transactions and the repurchase of Common Stock. During the past three years, short-term borrowings in the form of commercial paper or bank borrowings were used to fund seasonal working capital requirements, business acquisitions, share repurchase programs and purchases of Common Stock from the Milton Hershey School Trust. The proceeds from the issuance of $200 million of 6.7% Notes in October 1995, $150 million of 6.95% Notes in March 1997 and $150 million of Notes and $250 million of Debentures in August 1997 were used to reduce short-term borrowings. During the past three years, a total of 30,644,288 shares of Common Stock has been repurchased for approximately $1.1 billion. Cash requirements for incentive plan transactions were $102.6 million during the past three years, partially offset by cash received from the exercise of stock options of $51.6 million.

ACCOUNTING POLICIES AND MARKET RISKS ASSOCIATED WITH DERIVATIVE INSTRUMENTS

  The Corporation utilizes certain derivative instruments, including interest rate swaps, foreign currency forward exchange contracts and commodity futures and options contracts, to manage interest rate, currency exchange rate and commodity market price risk exposures. The interest rate swaps and foreign currency contracts are entered into for periods consistent with related underlying exposures and do not constitute positions independent of those exposures. Commodity futures and options contracts are entered into for varying periods and are intended and effective as hedges of anticipated raw material purchases. The Corporation does not hold or issue derivative instruments for trading purposes and is not a party to any instruments with leverage or prepayment features. In entering into these contracts, the Corporation has assumed the risk which might arise from the possible inability of counterparties to meet the terms of their contracts. The Corporation does not expect any losses as a result of counterparty defaults.

  The information below summarizes the Corporation's market risks associated with long-term debt and derivative instruments outstanding as of December 31, 1997. This information should be read in conjunction with Note 1, Note 5, Note 7, and Note 8 to the Consolidated Financial Statements.

LONG-TERM DEBT

  The table below presents the principal cash flows and related interest rates by maturity date for long-term debt as of December 31, 1997. The table does not include $150.0 million of commercial paper borrowings classified as long-term debt as of December 31, 1997, in accordance with the Corporation's intent and ability to refinance such obligations on a long-term basis. Generally, commercial paper borrowings have an original maturity of three months or less. The fair value of long-term debt was determined based upon quoted market prices for the same or similar debt issues.

                                    MATURITY DATE
                   -----------------------------------------------
                     (IN THOUSANDS OF DOLLARS EXCEPT FOR RATES)
                                                  THERE-             FAIR
                    1998   1999  2000  2001 2002  AFTER    TOTAL    VALUE
                   ------- ---- ------ ---- ---- -------- -------- --------
   Long-term Debt  $25,095 $192 $2,199 $203 $194 $876,348 $904,231 $961,011
    Fixed Rate        8.9% 2.0%   6.4% 2.0% 2.0%     7.1%     7.2%

INTEREST RATE SWAPS

  In order to minimize its financing costs and to manage interest rate exposure, the Corporation, from time to time, enters into interest rate swap agreements to effectively convert a portion of its floating rate debt, principally commercial paper borrowings or bank loans with an original maturity of three months or less, to fixed rate debt. As of December 31, 1997 and 1996, the Corporation had agreements outstanding with an aggregate notional amount of $150.0 million and $125.0 million with maturities through September 1999 and October 1997, respectively. As of December 31, 1997 and 1996, interest rates payable were at weighted average fixed rates of 6.3% and 5.8%, respectively, and interest rates receivable were floating based on 30-day commercial paper composite rates which were 5.7% and 5.5% as of December 31, 1997 and 1996, respectively. Any interest rate differential on interest rate swaps is recognized as an adjustment to interest expense over the term of each agreement. The Corporation's risk related to swap agreements is limited to the cost of replacing such agreements at prevailing market rates. The potential loss in fair value of interest rate swaps resulting from a hypothetical near-term adverse change in market rates of ten percent was not material as of December 31, 1997.

FOREIGN EXCHANGE CONTRACTS

  The Corporation enters into foreign exchange forward contracts to hedge transactions primarily related to firm commitments to purchase equipment, certain raw materials and finished goods denominated in foreign currencies, and to hedge payment of intercompany transactions with its non-domestic subsidiaries. These contracts reduce currency risk from exchange rate movements.

  Foreign exchange forward contracts are intended and effective as hedges of firm, identifiable, foreign currency commitments. In accordance with Statement of Financial Accounting Standards No. 52 "Foreign Currency Translation," these contracts meet the conditions for hedge accounting treatment and accordingly, gains and losses are deferred and accounted for as part of the underlying transactions. Gains and losses on terminated derivatives designated as hedges are accounted for as part of the originally hedged transaction. Gains and losses on derivatives designated as hedges of items which mature, are sold or terminated, are recorded currently in income.

  As of December 31, 1997, the Corporation had foreign exchange forward contracts maturing in 1998 and 1999 to purchase $19.2 million in foreign currency, primarily British sterling, and to sell $16.7 million in foreign currency, primarily Japanese yen and Canadian dollars, at contracted forward rates.

  As of December 31, 1996, the Corporation had foreign exchange forward contracts maturing in 1997 and 1998 to purchase $25.0 million in foreign currency, primarily British sterling and German marks, and to sell $24.6 million in foreign currency, primarily Canadian dollars and Japanese yen, at contracted forward rates.

  The fair value of foreign exchange forward contracts was estimated by obtaining quotes for future contracts with similar terms, adjusted where necessary for maturity differences. As of December 31, 1997 and 1996, the fair value of foreign exchange forward contracts approximated the contract value. The potential loss in fair value of foreign exchange forward contracts resulting from a hypothetical near-term adverse change in market rates of ten percent was not material as of December 31, 1997.

FOREIGN EXCHANGE OPTIONS

  To hedge foreign currency exposure related to firm commitments to purchase equipment and anticipated transactions associated with the purchase of certain raw materials and finished goods generally covering 3 to 24 months, the Corporation, from time to time, also purchases foreign exchange options which permit, but do not require, the Corporation to exchange foreign currencies at a future date with another party at a contracted exchange rate. Foreign exchange options are intended and effective as hedges of anticipated transactions. Accordingly, gains and losses are deferred and accounted for as part of the underlying transactions. Gains and losses on options designated as hedges of anticipated transactions which are no longer likely to occur are recorded currently in income.

  As of December 31, 1997, the Corporation had purchased foreign exchange options of $3.6 million maturing in 1998, related to Swiss francs. No foreign exchange options were outstanding as of December 31, 1996. The fair value of foreign exchange options is estimated using active market quotations. As of December 31, 1997, the fair value of foreign exchange options approximated the contract value. The potential loss in fair value of foreign exchange options contracts resulting from a hypothetical near-term adverse change in market rates of ten percent was not material as of December 31, 1997.

COMMODITY PRICE RISK MANAGEMENT

  The Corporation's most significant raw materials include cocoa, sugar, milk, peanuts, flour and almonds. The Corporation attempts to minimize the effect of future price fluctuations related to the purchase of these raw materials primarily through forward purchasing to cover future manufacturing requirements, generally for periods from 3 to 24 months. With regard to cocoa, sugar, corn sweeteners and natural gas, price risks are also managed by entering into futures and options contracts. At the present time, active futures and options contracts are not available for use in pricing the Corporation's other major raw materials. Futures contracts are used in combination with forward purchasing of cocoa, sugar, corn sweetener and natural gas requirements principally to take advantage of market fluctuations which provide more favorable pricing opportunities and to increase diversity or flexibility in sourcing these raw materials and energy requirements. The Corporation's commodity procurement practices are intended to reduce the risk of future price increases, but also may potentially limit the ability to benefit from possible price decreases.

  The cost of cocoa beans and the prices for the related commodity futures contracts historically have been subject to wide fluctuations attributable to a variety of factors, including the effect of weather on crop yield, other imbalances between supply and demand, currency exchange rates and speculative influences. Cocoa prices have been rising since 1992 due to cocoa demand exceeding production. During 1998, any problems with the development of the West African crop to be harvested beginning in the fall could again result in demand exceeding production, leading to possible additional cocoa futures price increases. The Corporation's costs during 1998 will not necessarily reflect market price fluctuations because of its forward purchasing practices, premiums and discounts reflective of relative values, varying delivery times, and supply and demand for specific varieties and grades of cocoa beans.

COMMODITIES FUTURES AND OPTIONS CONTRACTS

  In connection with the purchasing of cocoa, sugar, corn sweeteners and natural gas for anticipated manufacturing requirements, the Corporation enters into commodities futures and options contracts as deemed appropriate to reduce the effect of price fluctuations. In accordance with Statement of Financial Accounting Standards No. 80 "Accounting for Futures Contracts," these futures and options contracts meet the hedge criteria and are accounted for as hedges. Accordingly, gains and losses are deferred and recognized in cost of sales as part of the product cost. Gains and losses on futures and options designated as hedges of anticipated purchases which are no longer likely to occur are recorded currently in income.

  Exchange traded futures contracts are used to fix the price of physical forward purchase contracts. Cash transfers reflecting changes in the value of futures contracts are made on a daily basis and are included in other current assets or accrued liabilities on the consolidated balance sheets. Such cash transfers will be offset by higher or lower cash requirements for payment of invoice prices of raw materials and energy requirements in the future. Futures being held in excess of the amount required to fix the price of unpriced physical forward contracts are intended and effective as hedges of anticipated purchases.

  The following sensitivity analysis reflects the market risk of the Corporation to a hypothetical adverse market price movement of ten percent, based on the Corporation's net commodity positions at four dates spaced equally throughout the year. The Corporation's net commodity positions consist of the excess of futures contracts held over unpriced physical forward contracts for the same commodities, relating to cocoa, sugar, corn sweeteners and natural gas. Inventories, priced forward contracts and estimated anticipated purchases not yet contracted for were not included in the sensitivity analysis calculations. A loss is defined, for purposes of determining market risk, as the potential decrease in fair value or the opportunity cost resulting from the hypothetical adverse price movement. The fair values of net commodity positions were based upon quoted market prices or estimated future prices including estimated carrying costs corresponding with the future delivery period.

                                              MARKET RISK
                            FAIR VALUE (HYPOTHETICAL 10% CHANGE)
                            ------------------------------------
                                  (IN MILLIONS OF DOLLARS)
   Highest long position      $210.8             $21.1
   Lowest long position         39.6               4.0
   Average position (long)      96.2               9.6

  Sensitivity analysis disclosures represent forward-looking statements which are subject to certain risks and uncertainties that could cause actual results to differ materially from those presently anticipated or projected. The important factors that could affect the sensitivity analysis disclosures include significant increases or decreases in market prices reflecting fluctuations attributable to the effect of weather on crop yield, other imbalances between supply and demand, currency exchange rates, political unrest in producing countries and speculative influences in addition to changes in the Corporation's hedging strategies.

MARKET PRICES AND DIVIDENDS

  Cash dividends paid on the Corporation's Common Stock and Class B Stock were $121.5 million in 1997 and $114.8 million in 1996. The annual dividend rate on the Common Stock was $.88 per share, an increase of 10% over the 1996 rate of $.80 per share. The 1997 dividend represented the 23rd consecutive year of Common Stock dividend increases.

  On February 3, 1998, the Corporation's Board of Directors declared a quarterly dividend of $.22 per share of Common Stock payable on March 13, 1998, to stockholders of record as of February 24, 1998. It is the Corporation's 273rd consecutive Common Stock dividend. A quarterly dividend of $.20 per share of Class B Stock also was declared.

  Hershey Foods Corporation's Common Stock is listed and traded principally on the New York Stock Exchange (NYSE) under the ticker symbol "HSY."
Approximately 74.8 million shares of the Corporation's Common Stock were traded during 1997. The Class B Stock is not publicly traded.

  The closing price of the Common Stock on December 31, 1997, was $61 15/16. There were 44,602 stockholders of record of the Common Stock and the Class B Stock as of December 31, 1997.

  The following table shows the dividends paid per share of Common Stock and Class B Stock and the price range of the Common Stock for each quarter of the past two years:

                                    DIVIDENDS PAID    COMMON STOCK
                                      PER SHARE       PRICE RANGE*
                                    -------------- -------------------
                                    COMMON CLASS B
                                    STOCK   STOCK    HIGH       LOW
                                    ------ ------- --------- ---------
1997
  1st Quarter                       $.200  $.1800  $52 7/8   $42 1/8
  2nd Quarter                        .200   .1800   58 5/8    48 3/8
  3rd Quarter                        .220   .2000   59 15/16  51 7/8
  4th Quarter                        .220   .2000   63 7/8    50 5/8
                                    -----  ------
    Total                           $.840  $.7600
                                    =====  ======
1996
  1st Quarter                       $.180  $.1625  $40 5/8   $31 15/16
  2nd Quarter                        .180   .1625   38 15/16  34 7/8
  3rd Quarter                        .200   .1800   51 3/4    35
  4th Quarter                        .200   .1800   51 3/4    43 1/2
                                    -----  ------
    Total                           $.760  $.6850
                                    =====  ======

--------
*NYSE-Composite Quotations for Common Stock by calendar quarter.

RETURN MEASURES

OPERATING RETURN ON AVERAGE STOCKHOLDERS' EQUITY

  The Corporation's operating return on average stockholders' equity was 33.4% in 1997. Over the most recent five-year period, the return has ranged from 17.8% in 1993 to 33.4% in 1997. For the purpose of calculating operating return on average stockholders' equity, earnings is defined as net income, excluding the catch-up adjustments for accounting changes and the after-tax gain on the sale of the investment in Freia Marabou a.s (Freia) in 1993, the after-tax restructuring activities in 1994 and 1995 and the after-tax loss on the disposal of businesses in 1996.

OPERATING RETURN ON AVERAGE INVESTED CAPITAL

  The Corporation's operating return on average invested capital was 17.5% in 1997. Over the most recent five-year period, the return has ranged from 15.0% in 1993 to 17.8% in 1996. Average invested capital consists of the annual average of beginning and ending balances of long-term debt, deferred income taxes and stockholders' equity. For the purpose of calculating operating return on average invested capital, earnings is defined as net income, excluding the sale of the investment in Freia, the catch-up adjustments for accounting changes, the after-tax restructuring activities in 1994 and 1995, the after-tax loss on disposal of businesses in 1996, and the after-tax effect of interest on long-term debt.

SAFE HARBOR STATEMENT

  The nature of the Corporation's operations and the environment in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Corporation notes the following factors which, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. Forward looking statements contained in this document include, but are not limited to Year 2000 issues (particularly with regard to the Corporation's business partners and suppliers), the impact of the use of derivative instruments, the amount of future capital expenditures and the possible uses of proceeds from any future borrowings under the Corporation's currently effective credit facility or 1997 Registration Statement. Factors which could cause results to differ include, but are not limited to: changes in the confectionery and pasta business environment, including actions of competitors and changes in consumer preferences; changes in governmental laws and regulations, including income taxes; market demand for new and existing products; and raw material pricing.

                           HERSHEY FOODS CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31,                     1997       1996       1995
-----------------------------------------------------------------------------------
IN THOUSANDS OF DOLLARS EXCEPT PER SHARE AMOUNTS
NET SALES                                         $4,302,236 $3,989,308 $3,690,667
                                                  ---------- ---------- ----------
COSTS AND EXPENSES:
  Cost of sales                                    2,488,896  2,302,089  2,126,274
  Selling, marketing and administrative            1,183,130  1,124,087  1,053,758
  Restructuring (credit)                                 --         --        (151)
  Loss on disposal of businesses                         --      35,352        --
                                                  ---------- ---------- ----------
    Total costs and expenses                       3,672,026  3,461,528  3,179,881
                                                  ---------- ---------- ----------
INCOME BEFORE INTEREST AND INCOME TAXES              630,210    527,780    510,786
  Interest expense, net                               76,255     48,043     44,833
                                                  ---------- ---------- ----------
INCOME BEFORE INCOME TAXES                           553,955    479,737    465,953
  Provision for income taxes                         217,704    206,551    184,034
                                                  ---------- ---------- ----------
NET INCOME                                        $  336,251 $  273,186 $  281,919
                                                  ========== ========== ==========
NET INCOME PER SHARE--BASIC                       $     2.25 $     1.77 $     1.70
                                                  ========== ========== ==========
NET INCOME PER SHARE--DILUTED                     $     2.23 $     1.75 $     1.69
                                                  ========== ========== ==========
CASH DIVIDENDS PAID PER SHARE:
  Common Stock                                    $     .840 $     .760 $     .685
  Class B Common Stock                                  .760       .685       .620

The notes to consolidated financial statements are an integral part of these statements.

                           HERSHEY FOODS CORPORATION

                          CONSOLIDATED BALANCE SHEETS

DECEMBER 31,                                               1997        1996
-------------------------------------------------------------------------------
IN THOUSANDS OF DOLLARS
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                             $   54,237  $   61,422
  Accounts receivable--trade                               360,831     294,606
  Inventories                                              505,525     474,978
  Deferred income taxes                                     84,024      94,464
  Prepaid expenses and other                                30,197      60,759
                                                        ----------  ----------
    Total current assets                                 1,034,814     986,229
PROPERTY, PLANT AND EQUIPMENT, NET                       1,648,237   1,601,895
INTANGIBLES RESULTING FROM BUSINESS ACQUISITIONS           551,849     565,962
OTHER ASSETS                                                56,336      30,710
                                                        ----------  ----------
  Total assets                                          $3,291,236  $3,184,796
                                                        ==========  ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                      $  146,932  $  134,213
  Accrued liabilities                                      371,545     357,828
  Accrued income taxes                                      19,692      10,254
  Short-term debt                                          232,451     299,469
  Current portion of long-term debt                         25,095      15,510
                                                        ----------  ----------
    Total current liabilities                              795,715     817,274
LONG-TERM DEBT                                           1,029,136     655,289
OTHER LONG-TERM LIABILITIES                                346,500     327,209
DEFERRED INCOME TAXES                                      267,079     224,003
                                                        ----------  ----------
    Total liabilities                                    2,438,430   2,023,775
                                                        ----------  ----------
STOCKHOLDERS' EQUITY:
  Preferred Stock, shares issued: none in 1997 and 1996        --          --
  Common Stock, shares issued: 149,484,964 in 1997 and
   149,471,964 in 1996                                     149,485     149,472
  Class B Common Stock, shares issued: 30,465,908 in
   1997 and 30,478,908 in 1996                              30,465      30,478
  Additional paid-in capital                                33,852      42,432
  Cumulative foreign currency translation adjustments      (42,243)    (32,875)
  Unearned ESOP compensation                               (28,741)    (31,935)
  Retained earnings                                      1,977,849   1,763,144
  Treasury--Common Stock shares, at cost: 37,018,566 in
   1997 and 27,009,316 in 1996                          (1,267,861)   (759,695)
                                                        ----------  ----------
    Total stockholders' equity                             852,806   1,161,021
                                                        ----------  ----------
    Total liabilities and stockholders' equity          $3,291,236  $3,184,796
                                                        ==========  ==========

The notes to consolidated financial statements are an integral part of these balance sheets.

                           HERSHEY FOODS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31,                1997       1996       1995
------------------------------------------------------------------------------
IN THOUSANDS OF DOLLARS
CASH FLOWS PROVIDED FROM (USED BY)
 OPERATING ACTIVITIES
  Net income                                  $ 336,251  $ 273,186  $ 281,919
  Adjustments to reconcile net income to net
   cash provided from operations:
    Depreciation and amortization               152,750    133,476    133,884
    Deferred income taxes                        16,915     22,863     26,380
    Restructuring (credit)                          --         --        (151)
    Loss on disposal of businesses                  --      35,352        --
    Changes in assets and liabilities, net of
     effects from business acquisitions and
     divestitures:
     Accounts receivable--trade                 (68,479)     5,159      1,666
     Inventories                                (33,538)   (41,038)    28,147
     Accounts payable                            12,967     14,032     14,767
     Other assets and liabilities                55,974     15,120    (11,297)
    Other, net                                    4,018      5,593     19,614
                                              ---------  ---------  ---------
Net Cash Provided from Operating Activities     476,858    463,743    494,929
                                              ---------  ---------  ---------
CASH FLOWS PROVIDED FROM (USED BY)
 INVESTING ACTIVITIES
  Capital additions                            (172,939)  (159,433)  (140,626)
  Business acquisitions                             --    (437,195)   (12,500)
  Proceeds from divestitures                        --     149,222        --
  Other, net                                     21,368      9,333      8,720
                                              ---------  ---------  ---------
Net Cash (Used by) Investing Activities        (151,571)  (438,073)  (144,406)
                                              ---------  ---------  ---------
CASH FLOWS PROVIDED FROM (USED BY)
 FINANCING ACTIVITIES
  Net change in short-term borrowings
   partially classified as long-term debt      (217,018)   210,929    103,530
  Long-term borrowings                          550,000        --     202,448
  Repayment of long-term debt                   (15,588)    (3,103)    (7,887)
  Cash dividends paid                          (121,546)  (114,763)  (110,090)
  Exercise of stock options                      14,397     22,049     15,106
  Incentive plan transactions                   (35,063)   (45,634)   (21,903)
  Repurchase of Common Stock                   (507,654)   (66,072)  (526,119)
                                              ---------  ---------  ---------
Net Cash (Used by) Provided from Financing
 Activities                                    (332,472)     3,406   (344,915)
                                              ---------  ---------  ---------
Increase (Decrease) in Cash and Cash
 Equivalents                                     (7,185)    29,076      5,608
Cash and Cash Equivalents as of January 1        61,422     32,346     26,738
                                              ---------  ---------  ---------
Cash and Cash Equivalents as of December 31   $  54,237  $  61,422  $  32,346
                                              =========  =========  =========
Interest Paid                                 $  64,937  $  52,143  $  43,731
Income Taxes Paid                               181,377    180,347    148,629

The notes to consolidated financial statements are an integral part of these statements.

                           HERSHEY FOODS CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                  CUMULATIVE
                                                                    FOREIGN
                                             CLASS B   ADDITIONAL  CURRENCY     UNEARNED                  TREASURY       TOTAL
                         PREFERRED  COMMON    COMMON    PAID-IN   TRANSLATION     ESOP      RETAINED       COMMON    STOCKHOLDERS'
                           STOCK     STOCK    STOCK     CAPITAL   ADJUSTMENTS COMPENSATION  EARNINGS       STOCK        EQUITY
------------------------------------------------------------------------------------------------------------------------------------
IN THOUSANDS OF DOLLARS
BALANCE AS OF
JANUARY 1, 1995            $ --    $  74,679 $ 15,243   $ 49,880   $ (24,537)  $ (38,321)  $ 1,522,867  $   (158,711) $ 1,441,100
Net income                                                                                     281,919                    281,919
Dividends:
 Common Stock,
 $.685 per share                                                                               (91,190)                   (91,190)
 Class B Common
 Stock, $.62 per
 share                                                                                         (18,900)                   (18,900)
Foreign currency
translation
adjustments                                                           (4,703)                                              (4,703)
Conversion of
Class B Common
Stock
 into Common
 Stock                                     2       (2)                                                                        --
Incentive plan
transactions                                                (180)                                                            (180)
Exercise of
stock options                             53              (2,456)                                               (246)      (2,649)
Employee stock
ownership trust
transactions                                                 488                   3,193                                    3,681
Repurchase of
Common Stock                                                                                                (526,119)    (526,119)
                           -----   --------- --------   --------   ---------   ---------   -----------  ------------ -------------
BALANCE AS OF
DECEMBER 31,
1995                         --       74,734   15,241     47,732     (29,240)    (35,128)    1,694,696      (685,076)   1,082,959
Net income                                                                                     273,186                    273,186
Dividends:
 Common Stock,
 $.76 per share                                                                                (93,884)                   (93,884)
 Class B Common
 Stock, $.685
 per share                                                                                     (20,879)                   (20,879)
Foreign currency
translation
adjustments                                                           (3,635)                                              (3,635)
Two-for-one
stock split                           74,736   15,239                                          (89,975)                       --
Conversion of
Class B Common
Stock
 into Common
 Stock                                     2       (2)                                                                        --
Incentive plan
transactions                                                (426)                                                            (426)
Exercise of
stock options                                             (5,391)                                             (8,547)     (13,938)
Employee stock
ownership trust
transactions                                                 517                   3,193                                    3,710
Repurchase of
Common Stock                                                                                                 (66,072)     (66,072)
                           -----   --------- --------   --------   ---------   ---------   -----------  ------------ -------------
BALANCE AS OF
DECEMBER 31,
1996                         --      149,472   30,478     42,432     (32,875)    (31,935)    1,763,144      (759,695)   1,161,021
Net income                                                                                     336,251                    336,251
Dividends:
 Common Stock,
 $.84 per share                                                                                (98,390)                   (98,390)
 Class B Common
 Stock, $.76 per
 share                                                                                         (23,156)                   (23,156)
Foreign currency
translation
adjustments                                                           (9,368)                                              (9,368)
Conversion of
Class B Common
Stock
 into Common
 Stock                                    13      (13)                                                                        --
Incentive plan
transactions                                                (879)                                                            (879)
Exercise of
stock options                                             (8,200)                                               (512)      (8,712)
Employee stock
ownership trust
transactions                                                 499                   3,194                                    3,693
Repurchase of
Common Stock                                                                                                (507,654)    (507,654)
                           -----   --------- --------   --------   ---------   ---------   -----------  ------------ -------------
BALANCE AS OF
DECEMBER 31,
1997                       $ --    $ 149,485 $ 30,465   $ 33,852   $ (42,243)  $ (28,741)  $ 1,977,849  $ (1,267,861) $   852,806
                           =====   ========= ========   ========   =========   =========   ===========  ============ =============

The notes to consolidated financial statements are an integral part of these statements.

                           HERSHEY FOODS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Significant accounting policies employed by the Corporation are discussed below and in other notes to the consolidated financial statements. Certain reclassifications have been made to prior year amounts to conform to the 1997 presentation. Unless otherwise indicated, all shares and per share information have been restated for the two-for-one stock split effective September 13, 1996.

PRINCIPLES OF CONSOLIDATION

  The consolidated financial statements include the accounts of the Corporation and its subsidiaries after elimination of intercompany accounts and transactions.

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, particularly for accounts receivable and certain current and long-term liabilities.

CASH EQUIVALENTS

  All highly liquid debt instruments purchased with a maturity of three months or less are classified as cash equivalents.

COMMODITIES FUTURES AND OPTIONS CONTRACTS

  In connection with the purchasing of cocoa, sugar, corn sweeteners and natural gas for anticipated manufacturing requirements, the Corporation enters into commodities futures and options contracts as deemed appropriate to reduce the effect of price fluctuations. In accordance with Statement of Financial Accounting Standards No. 80 "Accounting for Futures Contracts," these futures and options contracts meet the hedge criteria and are accounted for as hedges. Accordingly, gains and losses are deferred and recognized in cost of sales as part of the product cost.

PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment are stated at cost. Depreciation of buildings, machinery and equipment is computed using the straight-line method over the estimated useful lives.

INTANGIBLES RESULTING FROM BUSINESS ACQUISITIONS

  Intangible assets resulting from business acquisitions principally consist of the excess of the acquisition cost over the fair value of the net assets of businesses acquired (goodwill). Goodwill was $527.6 million and $539.9 million as of December 31, 1997 and 1996, respectively. Goodwill is amortized on a straight-line basis over 40 years. Other intangible assets are amortized on a straight-line basis over the estimated useful lives. The Corporation periodically evaluates whether events or circumstances have occurred indicating that the carrying amount of goodwill may not be recoverable. When factors indicate that goodwill should be evaluated for possible impairment, the Corporation uses an estimate of the acquired business' undiscounted future cash flows compared to the related carrying amount of net assets, including goodwill, to determine if an impairment loss should be recognized.

  Accumulated amortization of intangible assets resulting from business acquisitions was $116.5 million and $100.0 million as of December 31, 1997 and 1996, respectively.

FOREIGN CURRENCY TRANSLATION

  Results of operations for foreign entities are translated using the average exchange rates during the period. For foreign entities, assets and liabilities are translated to U.S. dollars using the exchange rates in effect at the balance sheet date. Resulting translation adjustments are recorded in a separate component of stockholders' equity, "Cumulative Foreign Currency Translation Adjustments."

FOREIGN EXCHANGE CONTRACTS

  The Corporation enters into foreign exchange forward and options contracts to hedge transactions primarily related to firm commitments to purchase equipment, certain raw materials and finished goods denominated in foreign currencies, and to hedge payment of intercompany transactions with its non-domestic subsidiaries. These contracts reduce currency risk from exchange rate movements.

  Foreign exchange forward contracts are intended and effective as hedges of firm, identifiable, foreign currency commitments and foreign exchange options contracts meet required hedge criteria for anticipated transactions. Accordingly, gains and losses are deferred and accounted for as part of the underlying transactions. Gains and losses on terminated derivatives designated as hedges are accounted for as part of the originally hedged transaction. Gains and losses on derivatives designated as hedges of items which mature, are sold or terminated, or of anticipated transactions which are no longer likely to occur, are recorded currently in income. In entering into these contracts the Corporation has assumed the risk which might arise from the possible inability of counterparties to meet the terms of their contracts.

LICENSE AGREEMENTS

  The Corporation has entered into license agreements under which it has access to certain trademarks and proprietary technology, and manufactures and/or markets and distributes certain products. The rights under these agreements are extendible on a long-term basis at the Corporation's option subject to certain conditions, including minimum sales levels, which the Corporation has met. License fees and royalties, payable under the terms of the agreements, are expensed as incurred.

RESEARCH AND DEVELOPMENT

  The Corporation expenses research and development costs as incurred. Research and development expense was $27.5 million, $26.1 million and $26.2 million in 1997, 1996 and 1995, respectively.

ADVERTISING

  The Corporation expenses advertising costs as incurred. Advertising expense was $202.4 million, $174.2 million and $159.2 million in 1997, 1996 and 1995, respectively. Prepaid advertising as of December 31, 1997 and 1996, was $2.0 million and $2.2 million, respectively.

COMPUTER SOFTWARE

  In 1997, the Corporation began capitalizing certain costs of computer software developed or obtained for internal use. The amount capitalized as of December 31, 1997, was $29.1 million. If such costs were capitalized in prior years, the effect would not have been material. Software assets are classified as other non-current assets and will be amortized over periods up to five years.

2. ACQUISITIONS AND DIVESTITURES

  In December 1996, the Corporation acquired from an affiliate of Huhtamaki Oy (Huhtamaki), the international foods company based in Finland, Huhtamaki's Leaf North America (Leaf) confectionery operations for $437.2 million, plus the assumption of $17.0 million in debt. In addition, the parties entered into a trademark and technology license agreement under which the Corporation will manufacture and/or market and distribute in North, Central and South America Huhtamaki's confectionery brands including GOOD & PLENTY, HEATH, JOLLY RANCHER, MILK DUDS, PAYDAY and WHOPPERS. Leaf's principal manufacturing facilities are located in Denver, Colorado; Memphis, Tennessee; and Robinson, Illinois.

  In December 1995, the Corporation completed the acquisition of the outstanding shares of the confectionery company Henry Heide, Incorporated (Henry Heide), for approximately $12.5 million. Henry Heide's headquarters and manufacturing facility are located in New Brunswick, N.J., where it manufactures a variety of non-chocolate confectionery products including JUJYFRUITS candy and WUNDERBEANS jellybeans.

  In accordance with the purchase method of accounting, the purchase prices of the acquisitions summarized above were allocated on a preliminary basis to the underlying assets and liabilities at the date of acquisition based on their estimated respective fair values, which were revised and finalized by the anniversary date of each acquisition. Total liabilities assumed, including debt, were $138.0 million in 1996 and $10.6 million in 1995. Results subsequent to the dates of acquisition are included in the consolidated financial statements.

  Had the acquisition of Leaf occurred at the beginning of 1996, pro forma consolidated results would have been as follows:

     FOR THE YEAR ENDED DECEMBER
     31,                               1996
    -------------------------------------------
     IN THOUSANDS OF DOLLARS
     EXCEPT PER SHARE AMOUNTS       (unaudited)
     Net sales                      $4,473,950
     Net income                        234,000
     Net income per share --Basic         1.52
     Net income per share--Diluted        1.50

  The pro forma results are based on historical financial information provided by Huhtamaki, including a business restructuring charge recorded by Huhtamaki in 1996, and adjusted to give effect to certain costs and expenses, including fees under the trademark and technology license agreement, goodwill amortization, interest expense and income taxes which would have been incurred by the Corporation if it had owned and operated the Leaf confectionery business throughout 1996. These results are not necessarily reflective of the actual results which would have occurred if the acquisition had been completed at the beginning of 1996, nor are they necessarily indicative of future combined financial results.

  In December 1996, the Corporation completed the sale to Huhtamaki of the outstanding shares of Gubor Holding GmbH (Gubor) and Sperlari, S.r.l. (Sperlari). Gubor manufactures and markets high-quality assorted pralines and seasonal chocolate products in Germany and Sperlari manufactures and markets various confectionery and grocery products in Italy. The total proceeds from the sale of the Gubor and Sperlari businesses were $121.7 million. The transaction resulted in an after-tax loss of $35.4 million since no tax benefit associated with the transaction was recorded. Combined net sales for Gubor and Sperlari were $216.6 million and $222.0 million in 1996 and 1995, respectively. The sale of Gubor and Sperlari allowed the Corporation to place additional focus on its North American markets and improve financial returns.

  In January 1996, the Corporation completed the sale of the assets of Hershey Canada, Inc.'s PLANTERS nut (Planters) business to Johnvince Foods Group and LIFE SAVERS and BREATH SAVERS hard candy and BEECH-NUT cough drops (Life Savers) business to Beta Brands Inc. Both transactions were part of a restructuring program announced by the Corporation in late 1994.

  In June 1995, the Corporation completed the sale of the outstanding shares of Overspecht B.V. (OZF Jamin) to a management buyout group at OZF Jamin, as part of the Corporation's restructuring program. OZF Jamin manufactures chocolate and non-chocolate confectionery products, cookies, biscuits and ice cream for distribution primarily to customers in the Netherlands and Belgium.

3. RESTRUCTURING ACTIVITIES

  In the fourth quarter of 1994, the Corporation recorded a pre-tax restructuring charge of $106.1 million, following a comprehensive review of domestic and foreign operations designed to enhance performance of operating assets by lowering operating and administrative costs, eliminating underperforming assets and streamlining the overall decision-making process. As of December 31, 1995, $81.8 million of restructuring reserves had been utilized and $16.7 million had been reversed to reflect revisions and changes in estimates to the original restructuring program. Such changes related to revised workforce reductions and a lower loss on the sale of the Planters and Life Savers businesses. Operating cash flows were used to fund cash requirements which represented approximately 25% of the total reserves utilized. The non-cash portion of restructuring reserve utilization was associated primarily with the divestiture of foreign businesses and the discontinuation of certain product lines. The remaining $7.6 million of accrued restructuring reserves as of December 31, 1995, were utilized during 1996 as the restructuring program was completed.

  During the third quarter of 1995, a pre-tax restructuring charge of $16.6 million was recorded in connection with a voluntary retirement program announced by the Corporation in August 1995. The charge was primarily related to the funding of retirement benefits for eligible employees who elected early retirement. This cash charge was funded from operating cash flows. The impact of this charge was more than offset by the partial reversal of $16.7 million of 1994 accrued restructuring reserves in the fourth quarter of 1995 resulting in an increase to income before income taxes of $151,000 and an increase to net income of $2.0 million, as the tax benefit associated with the 1995 charge more than offset the tax provision associated with the reversal of 1994 restructuring reserves.

4. RENTAL AND LEASE COMMITMENTS

  Rent expense was $31.8 million, $25.3 million and $24.9 million for 1997, 1996 and 1995, respectively. Rent expense pertains to all operating leases, which were principally related to certain administrative buildings, distribution facilities and transportation equipment. Future minimum rental payments under non-cancelable operating leases with a remaining term in excess of one year as of December 31, 1997, were: 1998, $11.6 million; 1999, $13.1 million; 2000, $12.8 million; 2001, $12.7 million; 2002, $9.6 million; 2003 and beyond, $55.8 million.

5. FINANCIAL INSTRUMENTS

  The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable, accounts payable and short-term debt approximated fair value as of December 31, 1997 and 1996, because of the relatively short maturity of these instruments. The carrying value of long-term debt, including the current portion, was $904.2 million as of December 31, 1997, compared to a fair value of $961.0 million based on quoted market prices for the same or similar debt issues. The carrying value of long-term debt, including the current portion, was $370.8 million as of December 31, 1996, compared to a fair value of $388.0 million.

  As of December 31, 1997, the Corporation had foreign exchange forward contracts maturing in 1998 and 1999 to purchase $19.2 million in foreign currency, primarily British sterling, and to sell $16.7 million in foreign currency, primarily Japanese yen and Canadian dollars, at contracted forward rates.

  As of December 31, 1996, the Corporation had foreign exchange forward contracts maturing in 1997 and 1998 to purchase $25.0 million in foreign currency, primarily British sterling and German marks, and to sell $24.6 million in foreign currency, primarily Canadian dollars and Japanese yen, at contracted forward rates.

  To hedge foreign currency exposure related to anticipated transactions associated with the purchase of certain raw materials and finished goods generally covering 3 to 24 months, the Corporation also purchases foreign exchange options which permit, but do not require, the Corporation to exchange foreign currencies at a future date with another party at a contracted exchange rate. As of December 31, 1997, the Corporation had purchased foreign exchange options of $3.6 million, related to Swiss francs. No options were outstanding as of December 31, 1996.

  The fair value of foreign exchange forward contracts is estimated by obtaining quotes for future contracts with similar terms, adjusted where necessary for maturity differences, and the fair value of foreign exchange options is estimated using active market quotations. As of December 31, 1997 and 1996, the fair value of foreign exchange forward and options contracts approximated the contract value. The Corporation does not hold or issue financial instruments for trading purposes.

  In order to minimize its financing costs and to manage interest rate exposure, the Corporation, from time to time, enters into interest rate swap agreements to effectively convert a portion of its floating rate debt to fixed rate debt. As of December 31, 1997 and 1996, the Corporation had agreements outstanding with an aggregate notional amount of $150.0 million and $125.0 million with maturities through September 1999 and October 1997, respectively. As of December 31, 1997 and 1996, interest rates payable were at weighted average fixed rates of 6.3% and 5.8%, respectively, and interest rates receivable were floating based on 30-day commercial paper composite rates which were 5.7% and 5.5% as of December 31, 1997 and 1996, respectively. Any interest rate differential on interest rate swaps is recognized as an adjustment to interest expense over the term of each agreement. The Corporation's risk related to swap agreements is limited to the cost of replacing such agreements at prevailing market rates.

6. INTEREST EXPENSE

  Interest expense, net consisted of the following:

FOR THE YEARS ENDED DECEMBER 31,       1997     1996     1995
----------------------------------------------------------------
IN THOUSANDS OF DOLLARS
Long-term debt and lease obligations  $48,737  $30,818  $20,949
Short-term debt                        32,284   22,752   28,576
Capitalized interest                   (1,883)  (1,534)  (1,957)
                                      -------  -------  -------
Interest expense, gross                79,138   52,036   47,568
Interest income                        (2,883)  (3,993)  (2,735)
                                      -------  -------  -------
Interest expense, net                 $76,255  $48,043  $44,833
                                      =======  =======  =======

7. SHORT-TERM DEBT

Generally, the Corporation's short-term borrowings are in the form of commercial paper or bank loans with an original maturity of three months or less. In December 1995, the Corporation entered into committed credit facility agreements with a syndicate of banks under which it could borrow up to

$600 million, with options to increase borrowings by $1.0 billion with the concurrence of the banks. Of the total committed credit facility, $200 million is for a renewable 364-day term and $400 million is effective for a five-year term. Both the short-term and long-term committed credit facility agreements were amended and renewed effective December 12, 1997. The credit facilities may be used to fund general corporate requirements, to support commercial paper borrowings and, in certain instances, to finance future business acquisitions. As of December 31, 1997 and 1996, respectively, $150.0 million and $300.0 million of commercial paper borrowings were reclassified as long-term debt in accordance with the Corporation's intent and ability to refinance such obligations on a long-term basis.

  The Corporation also maintains lines of credit arrangements with domestic and international commercial banks, under which it could borrow in various currencies up to approximately $20.7 million and $96.1 million as of December 31, 1997 and 1996, respectively, at the lending banks' prime commercial interest rates or lower. The Corporation had combined domestic commercial paper borrowings, including the portion classified as long-term debt, and short-term foreign bank loans against its credit facilities and lines of credit of $382.5 million as of December 31, 1997, and $599.5 million as of December 31, 1996. The weighted average interest rates on short-term borrowings outstanding as of December 31, 1997 and 1996, were 5.7% and 5.5%, respectively.

  The credit facilities and lines of credit were supported by commitment fee arrangements. The average fee during 1997 was approximately .05% per annum of the commitment. The Corporation's credit facility agreements contain a financial covenant which requires that a specified interest and fixed charge ratio be maintained. These agreements are also subject to other representations and covenants which do not materially restrict the Corporation's activities. The Corporation is in compliance with all covenants included in the credit facility agreements. There were no significant compensating balance agreements which legally restricted these funds.

  As a result of maintaining a consolidated cash management system, the Corporation maintains overdraft positions at certain banks. Such overdrafts, which were included in accounts payable, were $30.7 million and $25.2 million as of December 31, 1997 and 1996, respectively.

8. LONG-TERM DEBT

  Long-term debt consisted of the following:

DECEMBER 31,                                                 1997      1996
-----------------------------------------------------------------------------
IN THOUSANDS OF DOLLARS
Commercial Paper at interest rates ranging from 5.35% to
 6.55%                                                    $  150,000 $300,000
Medium-term Notes, 8.85% to 9.92% due 1997-1998               25,000   40,400
6.7% Notes due 2005                                          200,000  200,000
6.95% Notes due 2007                                         150,000      --
6.95% Notes due 2012                                         150,000      --
8.8% Debentures due 2021                                     100,000  100,000
7.2% Debentures due 2027                                     250,000      --
Other obligations, net of unamortized debt discount           29,231   30,399
                                                          ---------- --------
Total long-term debt                                       1,054,231  670,799
Less--current portion                                         25,095   15,510
                                                          ---------- --------
Long-term portion                                         $1,029,136 $655,289
                                                          ========== ========

  As of December 31, 1997 and 1996, respectively, $150.0 million and $300.0 million of commercial paper borrowings were reclassified as long-term debt in accordance with the Corporation's intent and ability to refinance such obligations on a long-term basis.

  In March 1997, the Corporation issued $150 million of 6.95% Notes due 2007 under the November 1993 Form S-3 Registration Statement. Proceeds from the debt issuance were used to repay a portion of the commercial paper borrowings associated with the Leaf acquisition.

  In August 1997, the Corporation issued $150 million of 6.95% Notes due 2012 and $250 million of 7.2% Debentures due 2027 under the November 1993 and August 1997 Registration Statements. Proceeds from the debt issuance were used to repay a portion of the short-term borrowings associated with the purchase of Common Stock from the Milton Hershey School Trust.

  Aggregate annual maturities during the next five years, excluding short-term borrowings reclassified, are: 1998, $25.1 million; 1999, $.2 million; 2000, $2.2 million; 2001, $.2 million; and 2002, $.2 million. The Corporation's debt is principally unsecured and of equal priority. None of the debt is convertible into stock of the Corporation. The Corporation is in compliance with all covenants included in the related debt agreements.

9. INCOME TAXES

  The provision for income taxes was as follows:

FOR THE YEARS ENDED DECEMBER 31,       1997     1996     1995
---------------------------------------------------------------
IN THOUSANDS OF DOLLARS
Current:
  Federal                            $177,145 $158,040 $135,034
  State                                20,252   23,288   22,620
  Foreign                               3,392    2,360      --
                                     -------- -------- --------
Current provision for income taxes    200,789  183,688  157,654
                                     -------- -------- --------
Deferred:
  Federal                               9,370   12,952   12,455
  State                                 5,103    8,134    8,198
  Foreign                               2,442    1,777    5,727
                                     -------- -------- --------
Deferred provision for income taxes    16,915   22,863   26,380
                                     -------- -------- --------
Total provision for income taxes     $217,704 $206,551 $184,034
                                     ======== ======== ========

  The tax effects of the significant temporary differences which comprised the deferred tax assets and liabilities were as follows:

DECEMBER 31,                                                   1997     1996
------------------------------------------------------------------------------
IN THOUSANDS OF DOLLARS
Deferred tax assets:
  Post-retirement benefit obligations                        $ 91,706 $ 88,885
  Accrued expenses and other reserves                          91,067   91,675
  Accrued trade promotion reserves                             30,905   22,910
  Other                                                        23,234   20,676
                                                             -------- --------
    Total deferred tax assets                                 236,912  224,146
                                                             -------- --------
Deferred tax liabilities:
  Depreciation                                                302,675  256,424
  Other                                                       117,292   97,261
                                                             -------- --------
    Total deferred tax liabilities                            419,967  353,685
                                                             -------- --------
Net deferred tax liabilities                                 $183,055 $129,539
                                                             ======== ========
Included in:
  Current deferred tax assets, net                           $ 84,024 $ 94,464
  Non-current deferred tax liabilities, net                   267,079  224,003
                                                             -------- --------
Net deferred tax liabilities                                 $183,055 $129,539
                                                             ======== ========

  The following table reconciles the Federal statutory income tax rate with the Corporation's effective income tax rate:

FOR THE YEARS ENDED DECEMBER 31,                              1997  1996  1995
-------------------------------------------------------------------------------
Federal statutory income tax rate                             35.0% 35.0% 35.0%
Increase (reduction) resulting from:
  State income taxes, net of Federal income tax benefits       3.4   4.7   4.6
  Non-deductible acquisition costs                              .9    .6    .6
  Loss on disposal of businesses for which no tax benefit was
   provided                                                    --    2.6   --
  Other, net                                                   --     .2   (.7)
                                                              ----  ----  ----
Effective income tax rate                                     39.3% 43.1% 39.5%
                                                              ====  ====  ====

10. RETIREMENT PLANS

  The Corporation and its subsidiaries sponsor several defined benefit retirement plans covering substantially all employees. Plans covering most domestic salaried and hourly employees provide retirement benefits based on individual account balances which are increased annually by pay-related and interest credits. Plans covering certain non-domestic employees provide retirement benefits based on career average pay, final pay, or final average pay as defined within the provisions of the individual plans. The Corporation also participates in several multi-employer retirement plans which provide defined benefits to employees covered under certain collective bargaining agreements.

  The Corporation's policy is to fund domestic pension liabilities in accordance with the minimum and maximum limits imposed by the Employee Retirement Income Security Act of 1974 and Federal income tax laws, respectively. Non-domestic pension liabilities are funded in accordance with applicable local laws and regulations. Plan assets are invested in a broadly diversified portfolio consisting primarily of domestic and international common stocks and fixed income securities.

  Pension expense included the following components:

FOR THE YEARS ENDED DECEMBER 31,                  1997      1996      1995
-----------------------------------------------------------------------------
IN THOUSANDS OF DOLLARS
Service cost                                    $ 26,177  $ 29,311  $ 25,311
Interest cost on projected benefit obligations    39,385    35,374    32,531
Investment (return) on plan assets               (91,767)  (51,205)  (71,578)
Net amortization and deferral                     47,605    14,844    40,823
                                                --------  --------  --------
Corporate sponsored plans                         21,400    28,324    27,087
Multi-employer plans                               1,627       571       361
Other                                                864     1,340       615
                                                --------  --------  --------
Total pension expense                           $ 23,891  $ 30,235  $ 28,063
                                                ========  ========  ========

  The funded status and amounts recognized in the consolidated balance sheets for the retirement plans were as follows:

                                   DECEMBER 31, 1997       DECEMBER 31, 1996
                                ----------------------- -----------------------
                                  ASSETS    ACCUMULATED   ASSETS    ACCUMULATED
                                 EXCEEDED    BENEFITS    EXCEEDED    BENEFITS
                                ACCUMULATED  EXCEEDED   ACCUMULATED  EXCEEDED
                                 BENEFITS     ASSETS     BENEFITS     ASSETS
-------------------------------------------------------------------------------
IN THOUSANDS OF DOLLARS
Actuarial present value of:
  Vested benefit obligations     $464,816     $28,951    $427,839     $27,316
                                 ========     =======    ========     =======
  Accumulated benefit
   obligations                   $493,371     $35,135    $452,907     $32,422
                                 ========     =======    ========     =======
Actuarial present value of
 projected benefit obligations   $565,330     $36,751    $502,371     $34,135
Plan assets at fair value         566,810         --      488,222         --
                                 --------     -------    --------     -------
Plan assets (greater than)
 less than projected benefit
 obligations                       (1,480)     36,751      14,149      34,135
Net gain (loss) unrecognized
 at date of transition                558        (751)        906      (1,233)
Prior service cost and
 amendments not yet recognized
 in earnings                      (37,351)     (1,986)    (26,885)     (2,305)
Unrecognized net gain (loss)
 from past experience
 different than that assumed       32,325      (5,007)     12,386      (2,502)
Minimum liability adjustment          --        6,336         --        4,494
                                 --------     -------    --------     -------
(Prepaid pension expense)
 Pension liability               $ (5,948)    $35,343    $    556     $32,589
                                 ========     =======    ========     =======

  The projected benefit obligations for the plans were determined principally using discount rates of 7.0% as of December 31, 1997, and 7.5% as of December 31, 1996. For both 1997 and 1996, the assumed long-term rate of return on plan assets was 9.5%. The assumed long-term compensation increase rate for 1997 and 1996 was primarily 4.8%.

  In the third quarter of 1995, the Corporation offered a voluntary retirement program to domestic eligible employees age 55 and over. The voluntary retirement program gave eligible salaried employees an opportunity to retire with enhanced retirement benefits. The pre-tax impact on pension expense of the 1995 charge was $13.0 million or $7.7 million after tax. This amount has not been included in the disclosure of pension expense by component.

11. POST-RETIREMENT BENEFITS

  The Corporation and its subsidiaries provide certain health care and life insurance benefits for retired employees subject to pre-defined limits. Substantially all of the Corporation's domestic employees become eligible for these benefits at retirement with a pre-defined benefit being available at an early retirement date. The post-retirement medical benefit is contributory for pre-Medicare retirees and for most post-Medicare retirees retiring on or after February 1, 1993. Retiree contributions are based upon a combination of years of service and age at retirement. The post-retirement life insurance benefit is non-contributory.

  Net post-retirement benefit costs consisted of the following components:

FOR THE YEARS ENDED DECEMBER 31,                 1997     1996     1995
--------------------------------------------------------------------------
IN THOUSANDS OF DOLLARS
Service cost                                    $ 4,390  $ 3,947  $ 3,262
Interest cost on projected benefit obligations   13,395   10,853   12,918
Amortization                                     (2,246)  (2,986)  (2,322)
                                                -------  -------  -------
Total                                           $15,539  $11,814  $13,858
                                                =======  =======  =======

  Obligations are unfunded and the actuarial present values of accumulated post-retirement benefit obligations recognized in the consolidated balance sheets were as follows:

DECEMBER 31,                                                   1997      1996
-------------------------------------------------------------------------------
IN THOUSANDS OF DOLLARS
Retirees                                                     $115,353  $ 96,870
Fully eligible active plan participants                        16,087    22,096
Other active plan participants                                 75,255    58,578
                                                             --------  --------
Total                                                         206,695   177,544
Plan amendments                                                25,685    28,903
Unrecognized net (loss) gain from past experience different
 than that assumed                                             (4,330)   12,127
                                                             --------  --------
Accrued post-retirement benefits                             $228,050  $218,574
                                                             ========  ========

  The accumulated post-retirement benefit obligations were determined principally using discount rates of 7.0% and 7.5% as of December 31, 1997 and 1996, respectively. The assumed average health care cost trend rate used in measuring the accumulated post-retirement benefit obligation as of December 31, 1997 and 1996, was 6% which was also the ultimate trend rate. A one percentage point increase in the average health care cost trend rate for each year would increase the accumulated post-retirement benefit obligations as of December 31, 1997 and 1996, by $14.4 million and $24.4 million, respectively, and would increase the sum of the net service and interest cost components of net post-retirement benefit costs for 1997 and 1996 by $1.4 million and $2.9 million, respectively.

  The pre-tax impact on post-retirement benefits expense and liabilities of the 1995 charge for the voluntary retirement program was $.4 million or $.2 million after tax. This amount has not been included in the disclosure of net post-retirement benefit costs by component.

  As part of its long-range financing plans, the Corporation, in 1989, implemented a corporate-owned life insurance program covering most of its domestic employees. After paying employee death benefits, proceeds from this program were available for general corporate purposes and also could be used to offset future employee benefits costs, including retiree medical benefits. During 1996, Federal tax legislation sharply curtailed the financial viability of most corporate-owned life insurance programs. As a result, the Corporation began the phase-out of its corporate-owned life insurance program during 1996. The Corporation's investment in corporate-owned life insurance policies was recorded net of policy loans in other assets, and interest accrued on the policy loans was included in accrued liabilities as of December 31, 1997 and 1996. Net life insurance expense, including interest expense, was included in selling, marketing and administrative expenses.

12. EMPLOYEE STOCK OWNERSHIP TRUST

  The Corporation's employee stock ownership trust (ESOP) serves as the primary vehicle for contributions to its existing employee savings and stock investment plan for participating domestic salaried and hourly employees. The ESOP was funded by a 15-year 7.75% loan of $47.9 million from the Corporation. During 1997 and 1996, the ESOP received a combination of dividends on unallocated shares and contributions from the Corporation equal to the amount required to meet its principal and interest payments under the loan. Simultaneously, the ESOP allocated to participants 159,176 shares of Common Stock each year. As of December 31, 1997, the ESOP held 811,235 allocated shares and 1,432,576 unallocated shares. All ESOP shares are considered outstanding for income per share computations.

  The Corporation recognized net compensation expense equal to the shares allocated multiplied by the original cost of $20 1/16 per share less dividends received by the ESOP on unallocated shares. Compensation expense related to the ESOP for 1997, 1996 and 1995 was $1.4 million, $1.8 million and $1.9 million, respectively. Dividends paid on unallocated ESOP shares were $1.3 million in 1997 and 1996 and $1.2 million in 1995. The unearned ESOP compensation balance in stockholders' equity represented deferred compensation expense to be recognized by the Corporation in future years as additional shares are allocated to participants.

13. CAPITAL STOCK AND NET INCOME PER SHARE

  As of December 31, 1997, the Corporation had 530,000,000 authorized shares of capital stock. Of this total, 450,000,000 shares were designated as Common Stock, 75,000,000 shares as Class B Common Stock (Class B Stock), and 5,000,000 shares as Preferred Stock, each class having a par value of one dollar per share. As of December 31, 1997, a combined total of 179,950,872 shares of both classes of common stock had been issued of which 142,932,306 shares were outstanding. No shares of the Preferred Stock were issued or outstanding during the three-year period ended December 31, 1997.

  In August 1996, the Corporation's Board of Directors declared a two-for-one split of the Common Stock and Class B Common Stock effective September 13, 1996, to stockholders of record August 23, 1996. The split was effected as a stock dividend by distributing one additional share for each share held.

  Holders of the Common Stock and the Class B Stock generally vote together without regard to class on matters submitted to stockholders, including the election of directors, with the Common Stock having one vote per share and the Class B Stock having ten votes per share. However, the Common Stock, voting separately as a class, is entitled to elect one-sixth of the Board of Directors. With respect to dividend rights, the Common Stock is entitled to cash dividends 10% higher than those declared and paid on the Class B Stock.

  Class B Stock can be converted into Common Stock on a share-for-share basis at any time. During 1997, 1996 and 1995, a total of 13,000 shares, 2,000 shares and 1,525 shares, respectively, of Class B Stock were converted into Common Stock (shares converted in 1996 and 1995 are on a pre-split basis).

  Hershey Trust Company, as Trustee for the benefit of Milton Hershey School (Milton Hershey School Trust), as institutional fiduciary for estates and trusts unrelated to Milton Hershey School, and as direct owner of investment shares, held a total of 14,635,252 shares of the Common Stock, and as

Trustee for the benefit of Milton Hershey School, held 30,306,006 shares of the Class B Stock as of December 31, 1997, and was entitled to cast approximately 76% of the total votes of both classes of the Corporation's common stock. The Milton Hershey School Trust must approve the issuance of shares of Common Stock or any other action which would result in the Milton Hershey School Trust not continuing to have voting control of the Corporation.

  A total of 9,546,030 shares of Common Stock have been repurchased for approximately $271.4 million under share repurchase programs which were approved by the Corporation's Board of Director's in 1993 and 1996. Of the shares repurchased, 528,000 shares were retired and the remaining 9,018,030 shares were held as Treasury Stock as of December 31, 1997. In August 1997, the Corporation purchased an additional 9,900,990 shares of its Common Stock to be held as Treasury Stock from the Milton Hershey School Trust for $500.0 million. This was in addition to the 18,099,546 shares (9,049,773 shares on a pre-split basis) purchased from the Milton Hershey School Trust in August 1995 for $500.0 million. A total of 37,018,566 shares were held as Treasury Stock as of December 31, 1997.

  In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (FAS No. 128). Under FAS No. 128, Basic and Diluted Earnings per Share are computed based on the weighted average number of shares of the Common Stock and the Class B Stock outstanding as follows:

                                        INCOME       SHARES     PER-SHARE
FOR THE YEAR ENDED DECEMBER 31, 1997  (NUMERATOR) (DENOMINATOR)  AMOUNT
-------------------------------------------------------------------------
IN THOUSANDS OF DOLLARS EXCEPT
SHARES AND PER SHARE AMOUNTS
Net Income per Share--Basic
Net income                             $336,251    149,173,558    $2.25
                                                                  =====
Effect of Dilutive Securities
Stock options                               --       1,726,761
Performance stock units                     --         112,649
Restricted stock units                      --           3,389
                                       --------    -----------
Net Income per Share--Diluted
Net income and assumed conversions     $336,251    151,016,357    $2.23
                                       ========    ===========    =====
                                        INCOME       SHARES     PER-SHARE
FOR THE YEAR ENDED DECEMBER 31, 1996  (NUMERATOR) (DENOMINATOR)  AMOUNT
-------------------------------------------------------------------------
IN THOUSANDS OF DOLLARS EXCEPT
SHARES AND PER SHARE AMOUNTS
Net Income per Share--Basic
Net income                             $273,186    154,333,549    $1.77
                                                                  =====
Effect of Dilutive Securities
Stock options                               --       1,270,177
Performance stock units                     --          84,697
Restricted stock units                      --           1,528
                                       --------    -----------
Net Income per Share--Diluted
Net income and assumed conversions     $273,186    155,689,951    $1.75
                                       ========    ===========    =====

FOR THE YEAR ENDED DECEMBER 31,       INCOME       SHARES     PER-SHARE
1995                                (NUMERATOR) (DENOMINATOR)  AMOUNT
-----------------------------------------------------------------------
IN THOUSANDS OF DOLLARS EXCEPT
SHARES AND PER SHARE AMOUNTS
Net Income per Share--Basic
Net income                           $281,919    166,036,254    $1.70
                                                                =====
Effect of Dilutive Securities
Stock options                             --         610,132
Performance stock units                   --          74,576
                                     --------    -----------
Net Income per Share--Diluted
Net income and assumed conversions   $281,919    166,720,962    $1.69
                                     ========    ===========    =====

14. STOCK COMPENSATION PLAN

  The long-term portion of the Key Employee Incentive Plan (KEIP), provides for grants of stock-based compensation awards to senior executives and key employees of one or more of the following: non-qualified stock options (fixed stock options), performance stock units, stock appreciation rights and restricted stock units. The KEIP also provides for the deferral of performance stock unit awards by participants. As of December 31, 1997, 9.3 million shares were authorized for grants under the long-term portion of the KEIP. In February 1998, the Corporation's Board of Directors approved the registration of an additional 6.0 million shares of Common Stock to be granted under the KEIP.

  In 1996, the Corporation's Board of Directors approved a world-wide, broad-based employee stock option program, called HSY Growth. HSY Growth provides all eligible employees with a one-time grant of 100 non-qualified stock options. Under HSY Growth, over 1.2 million shares were granted on January 7, 1997.

  The Corporation applies Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" and related Interpretations in accounting for the KEIP and HSY Growth. Accordingly, no compensation cost has been recognized for its fixed stock option grants. Had compensation cost for the Corporation's stock-based compensation plans been determined based on the fair value at the grant dates for awards under the KEIP and HSY Growth consistent with the method of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation," the Corporation's net income and net income per share would have been reduced to the pro forma amounts indicated below:

   FOR THE YEARS ENDED DECEMBER 31,             1997     1996     1995
  ----------------------------------------------------------------------
   IN THOUSANDS OF DOLLARS EXCEPT PER SHARE
   AMOUNTS
   Net income                     As reported $336,251 $273,186 $281,919
                                  Pro forma    330,710  266,517  281,015
   Net income per share--Basic    As reported    $2.25    $1.77    $1.70
                                  Pro forma       2.22     1.73     1.69
   Net income per share--Diluted  As reported    $2.23    $1.75    $1.69
                                  Pro forma       2.19     1.71     1.69

  The fair value of each option grant is estimated on the date of grant using a Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997, 1996 and 1995, respectively: dividend yields of 1.9%, 2.4% and 2.7%, expected volatility of 20%, 20% and 21%, risk-free interest rates of 6.2%, 5.6% and 7.8%, and expected lives of 5.7, 7.5 and 7 years.

FIXED STOCK OPTIONS

  The exercise price of each option equals the market price of the Corporation's Common Stock on the date of grant. Under the KEIP, options are granted in January and generally vest at the end of the second year and have a term of ten years. Options granted under the HSY Growth program vest at the end of the fifth year and have a term of ten years.

  A summary of the status of the Corporation's fixed stock options as of December 31, 1997, 1996, and 1995, and changes during the years ending on those dates is presented below:

                                         1997                  1996                 1995
                                  -------------------- --------------------- --------------------
                                             WEIGHTED-             WEIGHTED-            WEIGHTED-
                                              AVERAGE               AVERAGE              AVERAGE
                                             EXERCISE              EXERCISE             EXERCISE
FIXED OPTIONS                      SHARES      PRICE     SHARES      PRICE    SHARES      PRICE
-------------------------------------------------------------------------------------------------
Outstanding at beginning of year  5,902,220   $27.40    4,435,800   $22.54   5,067,900   $21.62
Granted                           1,485,250   $44.64    2,619,200   $33.08     237,400   $24.19
Exercised                          (656,350)  $21.94   (1,062,980)  $20.74    (843,100)  $17.43
Forfeited                           (17,200)  $33.06      (89,800)  $31.92     (26,400)  $24.24
                                  ---------            ----------            ---------
Outstanding at end of year        6,713,920   $31.73    5,902,220   $27.40   4,435,800   $22.54
                                  =========            ==========            =========
Options exercisable at year-end   3,013,670   $24.38    3,670,020   $23.94   2,901,800   $21.50
                                  =========            ==========            =========
Weighted-average fair value
 of options granted during
 the year (per share)             $   11.66            $     8.70            $    7.38
                                  =========            ==========            =========

  The following table summarizes information about fixed stock options outstanding as of December 31, 1997:

                               OPTIONS OUTSTANDING                   OPTIONS EXERCISABLE
                   ------------------------------------------- --------------------------------
                                    WEIGHTED-
                                     AVERAGE
                       NUMBER       REMAINING     WEIGHTED-         NUMBER         WEIGHTED-
RANGE OF EXERCISE  OUTSTANDING AS  CONTRACTUAL     AVERAGE     EXERCISABLE AS OF    AVERAGE
PRICES              OF 12/31/97   LIFE IN YEARS EXERCISE PRICE     12/31/97      EXERCISE PRICE
-----------------------------------------------------------------------------------------------
$12 11/16-26 1/2     2,718,570         5.2          $23.43         2,718,570         $23.43
$33 1/16-37 5/8      2,510,100         8.0          $33.08           295,100         $33.08
$44 1/2-56 1/4       1,485,250         9.0          $44.64               --
                     ---------                                     ---------
$12 11/16-56 1/4     6,713,920         7.1          $31.73         3,013,670         $24.38
                     =========                                     =========

PERFORMANCE STOCK UNITS

  Under the long-term portion of the KEIP, each January the Corporation grants selected executives and other key employees performance stock units whose vesting is contingent upon the achievement of certain performance objectives. If at the end of three-year performance cycles, targets for financial measures of earnings per share, return on net assets and free cash flow are met, the full number of shares are awarded to the participants. The performance scores can range from 0% to 150%. The compensation cost charged against income for the performance-based plan was $9.1 million, $5.8 million, and $3.6 million for 1997, 1996, and 1995, respectively. The compensation cost associated with the long-term portion of the KEIP is recognized ratably over the three-year term based on the year-end market value of the stock. Performance stock units and restricted stock units granted for potential future distribution were as follows:

     FOR THE YEARS ENDED DECEMBER 31,               1997    1996    1995
    ----------------------------------------------------------------------
     Shares granted                                 95,250  86,000  97,600
     Weighted-average fair value at date of grant  $ 45.17 $ 33.56 $ 24.56

  Deferred performance stock units, deferred directors' fees and accumulated dividend amounts totaled 384,009 shares as of December 31, 1997.

  No stock appreciation rights were outstanding as of December 31, 1997.

15. SUPPLEMENTAL BALANCE SHEET INFORMATION

ACCOUNTS RECEIVABLE--TRADE

  In the normal course of business, the Corporation extends credit to customers which satisfy pre-defined credit criteria. The Corporation believes that it has little concentration of credit risk due to the diversity of its customer base. Receivables, as shown on the consolidated balance sheets, were net of allowances and anticipated discounts of $15.8 million and $14.1 million as of December 31, 1997 and 1996, respectively.

INVENTORIES

  The Corporation values the majority of its inventories under the last-in, first-out (LIFO) method and the remaining inventories at the lower of first-in, first-out (FIFO) cost or market. LIFO cost of inventories valued using the LIFO method was $372.7 million and $299.2 million as of December 31, 1997 and 1996, respectively, and all inventories were stated at amounts that did not exceed realizable values. Total inventories were as follows:


      DECEMBER 31,                             1997        1996
     --------------------------------------------------------------
      IN THOUSANDS OF
      DOLLARS
      Raw materials                         $223,702    $204,419
      Goods in process                        36,015      31,444
      Finished goods                         334,639     316,726
                                            --------    --------
      Inventories at FIFO                    594,356     552,589
      Adjustment to LIFO                     (88,831)    (77,611)
                                            --------    --------
      Total inventories                     $505,525    $474,978
                                            ========    ========

PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment balances included construction in progress of $144.0 million and $91.9 million as of December 31, 1997 and 1996, respectively. Major classes of property, plant and equipment were as follows:

      DECEMBER 31,                             1997        1996
     --------------------------------------------------------------
      IN THOUSANDS OF DOLLARS
      Land                                  $   31,340  $   34,056
      Buildings                                540,729     533,559
      Machinery and equipment                2,015,161   1,855,087
                                            ----------  ----------
      Property, plant and equipment, gross   2,587,230   2,422,702
      Accumulated depreciation                (938,993)   (820,807)
                                            ----------  ----------
      Property, plant and equipment, net    $1,648,237  $1,601,895
                                            ==========  ==========

ACCRUED LIABILITIES

  Accrued liabilities were as follows:


      DECEMBER 31,                             1997        1996
     --------------------------------------------------------------
      IN THOUSANDS OF DOLLARS
      Payroll and other compensation        $ 92,102    $ 81,264
      Advertising and promotion               86,184      77,351
      Other                                  193,259     199,213
                                            --------    --------
      Total accrued liabilities             $371,545    $357,828
                                            ========    ========

OTHER LONG-TERM LIABILITIES

  Other long-term liabilities were as follows:

      DECEMBER 31,                         1997     1996
     -----------------------------------------------------
      IN THOUSANDS OF DOLLARS
      Accrued post-retirement benefits   $216,901 $207,881
      Other                               129,599  119,328
                                         -------- --------
      Total other long-term liabilities  $346,500 $327,209
                                         ======== ========

16. SEGMENT INFORMATION

  The Corporation operates in a single consumer foods line of business, encompassing the manufacture, distribution and sale of chocolate and non-chocolate confectionery, grocery and pasta products. The Corporation's principal operations and markets are located in North America. In December 1996, the Corporation sold its Gubor and Sperlari European businesses.

  Net sales, income before interest and income taxes and identifiable assets of businesses outside of North America were not significant. Historically, transfers of product between geographic areas have not been significant. In 1997 and 1996, sales to Wal-Mart Stores, Inc. and Subsidiaries amounted to approximately 12% of total net sales.


17. QUARTERLY DATA (UNAUDITED)

  Summary quarterly results were as follows:

YEAR 1997                           FIRST     SECOND    THIRD      FOURTH
------------------------------------------------------------------------------
IN THOUSANDS OF DOLLARS EXCEPT
PER SHARE AMOUNTS
Net sales                         $1,002,469 $905,729 $1,151,610 $1,242,428
Gross profit                         413,188  375,411    479,006    545,735
Net income                            68,894   50,564    100,673    116,120
Net income per share--Basic(a)           .45      .33        .68        .81
Net income per share--Diluted(a)         .45      .33        .67        .80
YEAR 1996                           FIRST     SECOND    THIRD      FOURTH
------------------------------------------------------------------------------
IN THOUSANDS OF DOLLARS EXCEPT
PER SHARE AMOUNTS
Net sales                           $931,514 $796,343 $1,072,336 $1,189,115
Gross profit                         381,766  326,545    458,362    520,546
Net income                            59,415   40,847     94,270     78,654(b)
Net income per share--Basic(a)           .38      .26        .61        .51
Net income per share--Diluted(a)         .38      .26        .61        .51

--------
(a) Quarterly income per share amounts for 1997 and 1996 do not total to the annual amount due to the changes in weighted average shares outstanding during the year.
(b) Net income for the fourth quarter and year 1996 included an after-tax loss on the sale of Gubor and Sperlari of $35.4 million. Net income per share was similarly impacted.

                    RESPONSIBILITY FOR FINANCIAL STATEMENTS

  Hershey Foods Corporation is responsible for the financial statements and other financial information contained in this report. The Corporation believes that the financial statements have been prepared in conformity with generally accepted accounting principles appropriate under the circumstances to reflect in all material respects the substance of applicable events and transactions. In preparing the financial statements, it is necessary that management make informed estimates and judgments. The other financial information in this annual report is consistent with the financial statements.

  The Corporation maintains a system of internal accounting controls designed to provide reasonable assurance that financial records are reliable for purposes of preparing financial statements and that assets are properly accounted for and safeguarded. The concept of reasonable assurance is based on the recognition that the cost of the system must be related to the benefits to be derived. The Corporation believes its system provides an appropriate balance in this regard. The Corporation maintains an Internal Audit Department which reviews the adequacy and tests the application of internal accounting controls.

  The financial statements have been audited by Arthur Andersen LLP, independent public accountants, whose appointment was ratified by stockholder vote at the stockholders' meeting held on April 29, 1997. Their report expresses an opinion that the Corporation's financial statements are fairly stated in conformity with generally accepted accounting principles, and they have indicated to us that their examination was performed in accordance with generally accepted auditing standards which are designed to obtain reasonable assurance about whether the financial statements are free of material misstatement.

  The Audit Committee of the Board of Directors of the Corporation, consisting solely of non-management directors, meets regularly with the independent public accountants, internal auditors and management to discuss, among other things, the audit scopes and results. Arthur Andersen LLP and the internal auditors both have full and free access to the Audit Committee, with and without the presence of management.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Hershey Foods Corporation:

  We have audited the accompanying consolidated balance sheets of Hershey Foods Corporation (a Delaware Corporation) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997, appearing on pages A-12 through A-31. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hershey Foods Corporation and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP


New York, New York
January 28, 1998

                           HERSHEY FOODS CORPORATION

                   ELEVEN-YEAR CONSOLIDATED FINANCIAL SUMMARY

  ALL DOLLAR AND SHARE AMOUNTS IN THOUSANDS EXCEPT MARKET PRICE AND PER SHARE
                                   STATISTICS

                             10-YEAR
                            COMPOUND
                           GROWTH RATE      1997            1996              1995
                           ----------- --------------  ---------------     -----------
SUMMARY OF OPERATIONS(a)
 Net Sales                    8.72%    $    4,302,236        3,989,308       3,690,667
                                       --------------  ---------------     -----------
 Cost of Sales                8.03%    $    2,488,896        2,302,089       2,126,274
 Selling, Marketing and
  Administrative              9.72%    $    1,183,130        1,124,087       1,053,758
 Non-recurring
  Credits/(Charges)(n)                 $          --           (35,352)            151
 Interest Expense, Net       13.03%    $       76,255           48,043          44,833
 Income Taxes                 8.13%    $      217,704          206,551         184,034
                                       --------------  ---------------     -----------
 Income from Continuing
  Operations Before
  Accounting Changes         10.48%    $      336,251          273,186         281,919
 Net Cumulative Effect of
  Accounting Changes                   $          --               --              --
 Discontinued Operations               $          --               --              --
                                       --------------  ---------------     -----------
 Net Income                   8.54%    $      336,251          273,186         281,919
                                       ==============  ===============     ===========
 Income Per Share:(b)
  From Continuing
   Operations Before
   Accounting Changes
    --Basic(m)               12.71%    $         2.25             1.77(h)         1.70(i)
    --Diluted(m)             12.61%    $         2.23             1.75            1.69
  Net Cumulative Effect of
   Accounting Changes
    --Basic and Diluted(m)             $          --               --              --
  Net Income--Basic(m)       10.62%    $         2.25             1.77(h)         1.70(i)
  Net Income--Diluted(m)     10.52%    $         2.23             1.75            1.69
 Weighted Average Shares
  Outstanding--Basic(b)                       149,174          154,334         166,036
 Weighted Average Shares
  Outstanding--Diluted(b)                     151,016          155,690         166,721
 Dividends Paid on Common
  Stock                       8.52%    $       98,390           93,884          91,190
  Per Share(b)               11.22%    $         .840             .760            .685
 Dividends Paid on Class B
  Common Stock               11.17%    $       23,156           20,879          18,900
  Per Share(b)               11.22%    $         .760             .685            .620
 Income from Continuing
  Operations Before
  Accounting Changes as a
  Percent of Net Sales                            7.8%             7.7%(c)         7.6%
 Depreciation                14.33%    $      135,016          119,443         119,438
 Advertising                  7.63%    $      202,408          174,199         159,200
 Promotion                   10.19%    $      451,580          429,208         402,454
 Payroll                      7.13%    $      524,827          491,677         461,928
YEAR-END POSITION AND
 STATISTICS(a)
 Capital Additions            9.70%    $      172,939          159,433         140,626
 Total Assets                 7.86%    $    3,291,236        3,184,796       2,830,623
 Long-term Portion of Debt   13.87%    $    1,029,136          655,289         357,034
 Stockholders' Equity          .24%    $      852,806        1,161,021       1,082,959
 Operating Return on
  Average Stockholders'
  Equity                                         33.4%            27.5%           22.2%
 Operating Return on
  Average Invested Capital                       17.5%            17.8%           17.1%
 Full-time Employees                           14,900           14,000          13,300
STOCKHOLDERS' DATA(b)
 Outstanding Shares of
  Common Stock and
  Class B Common Stock at
  Year-end                                    142,932          152,942         154,532
 Market Price of Common
  Stock at Year-end          17.59%    $     61 15/16           43 3/4          32 1/2
 Range During Year                     $63 7/8-42 1/8  51 3/4-31 15/16     33 15/16-24

--------
See Notes to the Eleven-Year Consolidated Financial Summary on page A-36.

                                    1994               1993                1992            1991
                               --------------     ---------------     --------------  --------------
SUMMARY OF OPERATIONS(a)
 Net Sales                          3,606,271           3,488,249          3,219,805       2,899,165
                               --------------     ---------------     --------------  --------------
 Cost of Sales                      2,097,556           1,995,502          1,833,388       1,694,404
 Selling, Marketing and
  Administrative                    1,034,115           1,035,519            958,189         814,459
 Non-recurring
  Credits/(Charges)(n)               (106,105)             80,642                --              --
 Interest Expense, Net                 35,357              26,995             27,240          26,845
 Income Taxes                         148,919             213,642            158,390         143,929
                               --------------     ---------------     --------------  --------------
 Income from Continuing
  Operations Before
  Accounting Changes                  184,219             297,233            242,598         219,528
 Net Cumulative Effect of
  Accounting Changes                      --             (103,908)               --              --
 Discontinued Operations                  --                  --                 --              --
                               --------------     ---------------     --------------  --------------
 Net Income                           184,219             193,325            242,598         219,528
                               ==============     ===============     ==============  ==============
 Income Per Share:(b)
  From Continuing
   Operations Before
   Accounting Changes
    --Basic(m)                           1.06(j)             1.65(k)            1.34            1.21
    --Diluted(m)                         1.05                1.65               1.34            1.21
  Net Cumulative Effect of
   Accounting Changes
    --Basic and Diluted(m)                --                 (.58)               --              --
  Net Income--Basic(m)                   1.06(j)             1.07(k)            1.34            1.21
  Net Income--Diluted(m)                 1.05                1.07               1.34            1.21
 Weighted Average Shares
  Outstanding--Basic(b)               174,367             179,929            180,775         180,767
 Weighted Average Shares
  Outstanding--Diluted(b)             174,740             180,495            181,160         181,112
 Dividends Paid on Common
  Stock                                89,660              84,711             77,174          70,426
  Per Share(b)                           .625                .570               .515            .470
 Dividends Paid on Class B
  Common Stock                         17,301              15,788             14,270          12,975
  Per Share(b)                          .5675               .5175              .4675            .425
 Income from Continuing
  Operations Before
  Accounting Changes as a
  Percent of Net Sales                    7.3%(d)             7.4%(e)            7.5%            7.6%
 Depreciation                         114,821             100,124             84,434          72,735
 Advertising                          120,629             130,009            137,631         117,049
 Promotion                            419,164             444,546            398,577         325,465
 Payroll                              472,997             469,564            433,162         398,661
YEAR-END POSITION AND
 STATISTICS(a)
 Capital Additions                    138,711             211,621            249,795         226,071
 Total Assets                       2,890,981           2,855,091          2,672,909       2,341,822
 Long-term Portion of Debt            157,227             165,757            174,273         282,933
 Stockholders' Equity               1,441,100           1,412,344          1,465,279       1,335,251
 Operating Return on
  Average Stockholders'
  Equity                                 18.5%               17.8%              17.3%           17.0%
 Operating Return on
  Average Invested Capital               15.6%               15.0%              14.4%           13.8%
 Full-time Employees                   14,000              14,300             13,700          14,000
STOCKHOLDERS' DATA(b)
 Outstanding Shares of
  Common Stock and
  Class B Common Stock at
  Year-end                            173,470             175,226            180,373         180,373
 Market Price of Common
  Stock at Year-end                   24 3/16              24 1/2             23 1/2         22 3/16
 Range During Year             26 3/4-20 9/16     27 15/16-21 3/4     24 3/16-19 1/8  22 1/4-17 9/16

                                   1990                1989             1988                1987
                              ---------------     --------------  ----------------     --------------
 SUMMARY OF OPERATIONS(a)
 Net Sales                         2,715,609          2,420,988         2,168,048         1,863,816
                              ---------------     --------------  ----------------     --------------
 Cost of Sales                     1,588,360          1,455,612         1,326,458         1,149,663
 Selling, Marketing and
  Administrative                     776,668            655,040           575,515           468,062
 Non-recurring
  Credits/(Charges)(n)                35,540                --                --                --
 Interest Expense, Net                24,603             20,414            29,954            22,413
 Income Taxes                        145,636            118,868            91,615            99,604
                             ---------------     --------------  ----------------     --------------
 Income from Continuing
  Operations Before
  Accounting Changes                 215,882            171,054           144,506           124,074
 Net Cumulative Effect of
  Accounting Changes                     --                 --                --                --
 Discontinued Operations                 --                 --             69,443            24,097
                             ---------------     --------------  ----------------     --------------
 Net Income                          215,882            171,054           213,949           148,171
                             ===============     ==============  ================     ==============
 Income Per Share:(b)
  From Continuing
   Operations Before
   Accounting Changes
    --Basic(m)                          1.19(l)             .95               .80               .68
    --Diluted(m)                        1.19                .95               .80               .68
  Net Cumulative Effect of
   Accounting Changes
    --Basic and Diluted(m)               --                 --                --                --
  Net Income--Basic(m)                  1.19(l)             .95              1.18               .82
  Net Income--Diluted(m)                1.19                .95              1.18               .82
 Weighted Average Shares
  Outstanding--Basic(b)              180,766            180,824           180,981           181,189
 Weighted Average Shares
  Outstanding--Diluted(b)            180,987            180,984           181,140           181,372
 Dividends Paid on Common
  Stock                               74,161(f)          55,431            49,433            43,436
  Per Share(b)                          .495(f)            .370              .330              .290
 Dividends Paid on Class B
  Common Stock                        13,596(f)          10,161             9,097             8,031
  Per Share(b)                          .445(f)           .3325             .2975             .2625
 Income from Continuing
  Operations Before
  Accounting Changes as a
  Percent of Net Sales                   7.2%(g)            7.1%              6.7%              6.7%
 Depreciation                         61,725             54,543            43,721            35,397
 Advertising                         146,297            121,182            99,082            97,033
 Promotion                           315,242            256,237           230,187           171,162
 Payroll                             372,780            340,129           298,483           263,529
YEAR-END POSITION AND
 STATISTICS(a)
 Capital Additions                   179,408            162,032           101,682            68,504
 Total Assets                      2,078,828          1,814,101         1,764,665         1,544,354
 Long-term Portion of Debt           273,442            216,108           233,025           280,900
 Stockholders' Equity              1,243,537          1,117,050         1,005,866           832,410
 Operating Return on
  Average Stockholders'
  Equity                                16.6%              16.1%             17.5%             19.0%
 Operating Return on
  Average Invested Capital              13.4%              13.2%             13.3%             13.5%
 Full-time Employees                  12,700             11,800            12,100            10,540
STOCKHOLDERS' DATA(b)
 Outstanding Shares of
  Common Stock and
  Class B Common Stock at
  Year-end                           180,373            180,373           180,373           180,373
 Market Price of Common
  Stock at Year-end                   18 3/4           17 15/16                13            12 1/4
 Range During Year           19 13/16-14 1/8     18 7/16-12 3/8  14 5/16-10 15/16     18 7/8-10 3/8

            NOTES TO THE ELEVEN-YEAR CONSOLIDATED FINANCIAL SUMMARY

(a) All amounts for 1987 and 1988 have been restated for discontinued operations, where applicable. Operating Return on Average Stockholders' Equity and Operating Return on Average Invested Capital have been computed using Net Income, excluding the 1988 gain on disposal included in Discontinued Operations, the 1993 Net Cumulative Effect of Accounting Changes, and the after-tax impacts of the 1990 Restructuring Gain, Net, the 1993 Gain on Sale of the Investment Interest in Freia Marabou a.s (Freia), the 1994 Restructuring Charge, the net 1995 Restructuring Credit and the 1996 Loss on Sale of Businesses.

(b) All shares and per share amounts have been adjusted for the two-for-one stock split effective September 13, 1996.

(c) Calculated percent excludes the 1996 Loss on Sale of Businesses. Including the loss, Income from Continuing Operations Before Accounting Changes as a Percent of Net Sales was 6.8%.

(d) Calculated percent excludes the 1994 Restructuring Charge. Including the charge, Income from Continuing Operations Before Accounting Changes as a Percent of Net Sales was 5.1%.

(e) Calculated percent excludes the 1993 Gain on Sale of Investment Interest in Freia. Including the gain, Income from Continuing Operations Before Accounting Changes as a Percent of Net Sales was 8.5%.

(f) Amounts included a special dividend for 1990 of $11.2 million or $.075 per share of Common Stock and $2.1 million or $.0675 per share of Class B Common Stock.

(g) Calculated percent excludes the 1990 Restructuring Gain, Net. Including the gain, Income from Continuing Operations Before Accounting Changes as a Percent of Net Sales was 7.9%.

(h) Income Per Share from Continuing Operations Before Accounting Changes-- Basic and Net Income Per Share--Basic for 1996 included a $.23 per share loss on the sale of the Gubor and Sperlari businesses. Excluding the impact of this loss, Income Per Share from Continuing Operations Before Accounting Changes--Basic and Net Income Per Share--Basic would have been $2.00.

(i) Income Per Share from Continuing Operations Before Accounting Changes-- Basic and Net Income Per Share--Basic for 1995 included a net $.01 per share credit associated with adjustments to accrued restructuring reserves. Excluding the impact of this net credit, Income Per Share from Continuing Operations Before Accounting Changes--Basic and Net Income Per Share--Basic would have been $1.69.

(j) Income Per Share from Continuing Operations Before Accounting Changes-- Basic and Net Income Per Share--Basic for 1994 included a $.46 per share restructuring charge. Excluding the impact of this charge, Income Per Share from Continuing Operations Before Accounting Changes--Basic and Net Income Per Share--Basic would have been $1.52.

(k) Income Per Share from Continuing Operations Before Accounting Changes-- Basic and Net Income Per Share--Basic for 1993 included a $.23 per share gain on the sale of the investment interest in Freia. Excluding the impact of this gain, Income Per Share from Continuing Operations Before Accounting Changes--Basic would have been $1.43.

(l) Income Per Share from Continuing Operations Before Accounting Changes-- Basic and Net Income Per Share--Basic for 1990 included an $.11 per share Restructuring Gain, Net. Excluding the impact of this gain, Income Per Share from Continuing Operations Before Accounting Changes--Basic and Net Income Per Share--Basic would have been $1.08.

(m) In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (FAS No. 128). Under FAS No. 128, Basic and Diluted Earnings per Share are required to be computed for all prior-period EPS data.

(n) Includes the 1996 Loss on Sale of Businesses; the net 1995 Restructuring Credit; the 1994 Restructuring Charge; the 1993 Gain on Sale of Investment Interest and the 1990 Restructuring Gain, Net.

[MAP OF HERSHEY PARK AREA APPEARS HERE]


[LOGO OF HERSHEY FOODS CORPORATION APPEARS HERE]


                            This map will help you
                             find your way to the
               Hershey Theatre (located on East Caracas Avenue)
                        and Hershey's Chocolate World
                           (located on Park Blvd.)

                                 Hershey, PA

0HERSHEY FOODS CORPORATION
CLASS B COMMON STOCK

                                                      This Proxy is Solicited on
                                                       behalf of the Board of
                                                                       Directors

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 16, 1998, appoints K.L. Wolfe, J.P. Viviano, and R.M. Reese and each or any of them as Proxies, with full power of substitution, to represent and vote all of the undersigned's shares of the Corporation's Class B Common Stock at the Annual Meeting of Stockholders to be held at 2:00 P.M., April 28, 1998, at the Hershey Theatre, East Caracas Avenue, Hershey, Pennsylvania, or at any adjournment thereof.

The shares of Class B Common Stock represented by this proxy will be voted in the manner directed herein by the undersigned stockholder(s), who shall be entitled to ten votes for each such share held. If no direction is made, the proxy will be voted FOR the election of the eight nominees for Director listed on the reverse side, FOR the approval of the Key Employee Incentive Plan as amended, and FOR the approval of Arthur Andersen LLP as the Corporation's independent public accountants for 1998.

                    This proxy is continued on reverse side.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2

Item 1. Election of the following as Directors by holders of the Common Stock and the Class B Common Stock voting together without regard to class:
         W.H. Alexander, R.H. Campbell, C.M. Evarts, B. Guiton Hill, J.C. Jamison, J.M. Pietruski, J.P. Viviano, K.L. Wolfe.

         [_] FOR all nominees    [_] WITHHOLD AUTHORITY for all nominees

To withhold authority to vote for any individual nominee, write the nominee's name in the space below:


                                               FOR     AGAINST    ABSTAIN
                                               ---     -------    -------
Item 2.   Approval of Arthur Andersen LLP as
          the Corporation's independent
          public accountants for 1998.         [_]       [_]        [_]

In their discretion, the Proxies are authorized to vote for a substitute should any nominee become unavailable for election and upon such other business as may come before the meeting.


Dated:                       1998
       --------------------,               ---------------------------------
                                            Signature


                                           ---------------------------------
                                            Signature


Please mark, sign (exactly as name(s) appears above), date and mail this card promptly in the postage prepaid return envelope provided. Executors, administrators, trustees, attorneys, guardians, etc., should so indicate when signing.

       HERSHEY FOODS CORPORATION            THIS PROXY IS SOLICITED ON
                                         BEHALF OF THE BOARD OF DIRECTORS

P The undersigned, having received the Notice of Meeting and Proxy Statement dated March 16, 1998, appoints K. L. Wolfe, J. P. Viviano, and R. M. Reese, and each or any of them as Proxies, with full power of
R substitution, to represent and vote all of the undersigned's shares of the Corporation's Common Stock at the Annual Meeting of Stockholders to be held at 2:00 P.M., April 28, 1998, at the Hershey Theatre, East Caracas
O    Avenue, Hershey, Pennsylvania, or at any adjournment thereof.

     THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE
X MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S), WHO SHALL BE ENTITLED TO ONE VOTE FOR EACH SUCH SHARE HELD. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE TEN NOMINEES FOR DIRECTOR
Y AND FOR THE APPROVAL OF ARTHUR ANDERSEN LLP AS THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 1998.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

     ITEM 1. Election of M.J. McDonald and V.A. Sarni as Directors by holders of the Common Stock voting as a class; and election of the following as Directors by holders of the Common Stock and the Class B Common Stock voting together without regard to class: W.H. Alexander, R.H. Campbell, C.M. Evarts, B. Guiton Hill, J.C. Jamison, J.M. Pietruski, J.P. Viviano, K.L. Wolfe.

                                                     (item 1. continued on back)

[_] FOR all nominees       [_] WITHHOLD AUTHORITY to vote for all nominees
 To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

                                                            FOR AGAINST ABSTAIN
                                                            --- ------- -------
 ITEM 2. Approval of Arthur Andersen LLP as the             [_]   [_]     [_]
         Corporation's independent public accountants for
         1998.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                           ___________________________________
                                           Signature                    Date

                                           ____________________________________
                                           Signature                    Date


Please mark, sign (exactly as name(s) appears above), date and mail this card promptly in the postage prepaid return envelope provided.

--------------------------------------------------------------------------------


                           HERSHEY FOODS CORPORATION
              EMPLOYEE SAVINGS STOCK INVESTMENT AND OWNERSHIP PLAN
   THIS VOTING INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The undersigned, having received the Notice of Meeting and Proxy Statement dated March 16, 1998, instructs American Express Trust Company*, as Trustee, to represent and vote all of the shares of Common Stock of Hershey Foods Corporation which are credited to my account under the above Plan at the Annual Meeting of Stockholders to be held at 2:00 P.M., April 28, 1998 or at any adjournment thereof.

  THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED BY THE TRUSTEE IN THE MANNER DIRECTED. IF NO DIRECTION IS GIVEN, OR IS RECEIVED BY THE TRUSTEE AFTER APRIL 21, 1998, THE SHARES IN THE EMPLOYEE SAVINGS STOCK INVESTMENT AND OWNERSHIP PLAN (ESSIOP) WILL BE VOTED BY THE TRUSTEE IN PROPORTION TO THE FINAL AGGREGATE VOTE OF THE PLAN PARTICIPANTS ACTUALLY VOTING ON THE MATTER. EXCEPT WITH REGARD TO VOTING SEPARATELY AS A CLASS ON THE ELECTION OF MESSRS. MCDONALD AND SARNI, SHARES OF THE COMMON STOCK WILL VOTE TOGETHER WITH SHARES OF THE CLASS B COMMON STOCK WITHOUT REGARD TO CLASS.

         THIS VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.
      * American Express Trust Company, Trustee, has appointed ChaseMellon
                Shareholder Services as agent to tally the vote.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                            [X]     Pleasemark
                                                                    your votes
                                                                    this way




THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

ITEM 1. Election of M.J. McDonald and V.A. Sarni as Directors by holders of the Common Stock voting as a class; and election of the following as Directors by holders of the Common Stock and the Class B Common Stock voting together with-out regard to class: W.H. Alexander, R.H. Campbell, C.M. Evarts, B. Guiton Hill, J.C. Jamison, J.M. Pietruski, J.P. Viviano, K.L. Wolfe.


                                              WITHHOLD
                               FOR all       AUTHORITY
                 FOR all      Nominees        for all
                Nominees       Except*       Nominees

                  [_]            [_]            [_]




*Exceptions:
            --------------------------------------------------------------------

ITEM 2. Approval of Arthur Andersen LLP as the Corporation's independent public accountants for 1998.

                  For           Against        Abstain

                  [_]            [_]             [_]


--------------------------------------------------------------------------------

In its discretion, the Trustee is authorized to vote for a substitute should any nominee become unavailable for election and upon such other business as may properly come before the meeting.



   Signature(s) _________________________________________   Date _______,1998
PLEASE MARK, SIGN (EXACTLY AS NAME(S) APPEARS ABOVE), DATE AND MAIL THIS CARD PROMPTLY IN THE POSTAGE PREPAID RETURN ENVELOPE PROVIDED. EXECUTORS, ADMINISTRATORS, TRUSTEES, ATTORNEYS, GUARDIANS, ETC., SHOULD SO INDICATE WHEN SIGNING.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Detach here.

--------------------------------------------------------------------------------


                           HERSHEY FOODS CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The undersigned, having received the Notice of Meeting and Proxy Statement dated March 16, 1998, appoints K. L. Wolfe, J. P. Viviano and R. M. Reese and each or any of them as Proxies, with full power of substitution, to represent and vote all of the undersigned's shares of the Corporation's Common Stock at the Annual Meeting of Stockholders to be held at 2:00 P.M., April 28, 1998, at the Hershey Theatre, East Caracas Avenue, Hershey, Pennsylvania, or at any adjournment thereof.

  THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S), WHO SHALL BE ENTITLED TO ONE VOTE FOR EACH SUCH SHARE HELD. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE TEN NOMINEES FOR DIRECTOR AND FOR THE APPROVAL OF ARTHUR ANDERSEN LLP AS THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 1998. EXCEPT WITH REGARD TO VOTING SEPARATELY AS A CLASS ON THE ELECTION OF MESSRS. MCDONALD AND SARNI, SHARES OF THE COMMON STOCK WILL VOTE TOGETHER WITH SHARES OF THE CLASS B COMMON STOCK WITHOUT REGARD TO CLASS.



                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                            [X]     Please mark
                                                                    your votes
                                                                    this way




THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

ITEM 1. Election of M.J. McDonald and V.A. Sarni as Directors by holders of the Common Stock voting as a class; and election of the following as Directors by holders of the Common Stock and the Class B Common Stock voting together with-out regard to class: W.H. Alexander, R.H. Campbell, C.M. Evarts, B. Guiton Hill, J.C. Jamison, J.M. Pietruski, J.P. Viviano, K.L. Wolfe.


                                             WITHHOLD
                               FOR all      AUTHORITY
                 FOR all      Nominees       for all
                Nominees       Except*       Nominees

                  [_]            [_]           [_]


*Exceptions:
            --------------------------------------------------------------------

ITEM 2. Approval of Arthur Andersen LLP as the Corporation's independent public accountants for 1998.

                  For          Against        Abstain

                  [_]            [_]           [_]

--------------------------------------------------------------------------------

In their discretion, the Proxies are authorized to vote for a substitute should any nominee become unavailable for election and upon such other business as may properly come before the meeting.

If you plan to attend the Annual Meeting, please mark the Will Attend block.

                                                                  WILL
                                                                 ATTEND

                                                                  [_]




    Signature(s) ____________________________________________ Date ____,1998
PLEASE MARK, SIGN (EXACTLY AS NAME(S) APPEARS ABOVE), DATE AND MAIL THIS CARD PROMPTLY IN THE POSTAGE PREPAID RETURN ENVELOPE PROVIDED. EXECUTORS, ADMINISTRATORS, TRUSTEES, ATTORNEYS, GUARDIANS, ETC., SHOULD SO INDICATE WHEN SIGNING.
--------------------------------------------------------------------------------

                           . FOLD AND DETACH HERE .

--------------------------------------------------------------------------------
Presenting this coupon at Hershey's Chocolate World entitles you to 25% off all confectionery products and Hershey's gift and souvenir items from 9:00 a.m. until 6:00 p.m. on April 28, 1998
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Presenting this coupon at Hershey's Chocolate World entitles you to a free sample of Hershey product distributed from 9:00 a.m. until 6:00 p.m. on April 28, 1998
--------------------------------------------------------------------------------

Stockholders must be present in person to obtain product sample and discount. Limit one product sample per stockholder.
                      Offer good on April 28, 1998 only.

--------------------------------------------------------------------------------


                           . FOLD AND DETACH HERE .

                               Admission Ticket

                          Hershey Foods Corporation

                     1998 Annual Meeting of Stockholders


                                                        Tuesday, April 28, 1998
                                                               2:00 P.M.
                                                             Hershey Theatre
                                                          East Caracas Avenue
                                                             Hershey, PA


--------------------------------------------------------------------------------

                                         March 16, 1998



TO: FELLOW PARTICIPANTS IN HERSHEY'S EMPLOYEE SAVINGS STOCK INVESTMENT AND OWNERSHIP PLAN (ESSIOP)

     I am pleased to provide to you a voting instruction card and Proxy Statement which explains the items to be voted upon at this year's Annual Meeting of Stockholders on April 28, 1998. Your completed card must be received by April 21, 1998 in order to be tallied. For your convenience in returning the voting card, a postage-paid envelope is provided. I urge you to take advantage of this opportunity to have the shares being held for you voted at the Annual Meeting.

     This mailing of the voting instruction card and Proxy Statement to ESSIOP participants has been designed to eliminate the duplicate mailing of Annual Reports to those employees who will receive them as registered stockholders.

     Please note that if you own shares through the Hershey Employee Stock Purchase Plan (HESPP), you will receive a separate proxy card from Merrill Lynch for voting those shares.

     If you should have any questions, you can call the Law Department at (717) 534-7911.

     Remember, your vote is important.
                         --



                                         Kenneth L. Wolfe
                                         Chairman and Chief Executive Officer

Enclosures

                                         March 16, 1998



TO: FELLOW PARTICIPANTS IN HERSHEY'S EMPLOYEE SAVINGS STOCK INVESTMENT AND OWNERSHIP PLAN (ESSIOP)

     I am pleased to provide to you a copy of Hershey Foods' 1997 Annual Report to Stockholders. Also enclosed is a voting instruction card and a Proxy Statement which explains the items upon which you are voting. Your completed card must be received by April 21, 1998 in order to be tallied. For your convenience in returning the voting card, a postage-paid envelope is provided. I urge you to take advantage of this opportunity to have the shares being held for you voted at the Annual Meeting of Stockholders on April 28, 1998.

     Please note that if you own shares through the Hershey Employee Stock Purchase Plan (HESPP), you will receive a separate proxy card from Merrill Lynch for voting those shares.

     If you should have any questions, you can call the Law Department at (717) 534-7911.

     Remember, your vote is important.
                         --



                                         Kenneth L. Wolfe
                                         Chairman and Chief  Executive Officer

Enclosures

                                         March 16, 1998



TO:  HERSHEY EMPLOYEE STOCK PURCHASE PLAN (HESPP) PARTICIPANTS

     I am pleased to provide you a copy of Hershey Foods' 1997 Annual Report to Stockholders. This mailing of Annual Reports to our HESPP participants has been designed to eliminate the duplicate mailing of Annual Reports to those participants who will receive an Annual Report as a result of participation in another employee plan. Your proxy card for voting your shares in HESPP along with the Proxy Statement will be arriving shortly, directly from Merrill Lynch. Your completed card should be returned in the envelope Merrill Lynch provides.

     If you should have any questions, you can call the Law Department at (717) 534-7911.

     Remember, your vote is important.
                         --





                                         Kenneth L. Wolfe
                                         Chairman and Chief Executive Officer


Enclosure